PROSPECTUS SUPPLEMENT
(To Prospectus dated December 19, 2002)

Structured Products Corp., the Depositor
$25,000,000 Monthly-Pay Step-Up Class A Certificates
(principal amount $1,000 per Class A Certificate)
issued by
CASTSM Step-Up Trust for Dow Chemical Notes, the Trust

        The Trust will issue Class A Certificates, which will represent interests in the Trust and will be paid only from the assets of the Trust. The assets of the Trust will consist of (i) $25,000,000 6.00% Notes due October 1, 2012 issued by The Dow Chemical Company and (ii) the rights of the Trust under the Swap and the Guarantee as described in this Prospectus Supplement.

        The Class A Certificates will evidence the right to receive (i) monthly interest payments (except as provided below) on the principal amount of your Class A Certificates payable on the 1st of each month, commencing June 1, 2003, at an interest rate of 4.00% per annum from and including the Closing Date to but excluding October 1, 2005 and 6.00% per annum from and including October 1, 2005 to but excluding October 1, 2012 and (ii) your pro rata share of a single payment of principal of $25,000,000 (or $1,000 per Class A Certificate) due on October 1, 2012 or on such earlier date as described in this Prospectus Supplement. As described herein, in the event of a Swap Termination Date (except as a result of an Underlying Notes Default), Class A Certificates will receive semiannual interest distributions at the applicable coupon rates on the 1st of each April and October rather than monthly interest distributions on the 1st of each month. The Class A Certificates will represent interests in the Trust only and will not represent an interest in or obligations of any other party. No governmental agency or instrumentality has insured or guaranteed the Class A Certificates or the Underlying Notes. The Trust will also issue Class B Certificates and Call Warrants, neither of which are being offered hereby. The Class B Certificates will evidence the right to receive semiannual interest payments on the notional amount of the Class B Certificates (which as of the date of issuance will be $25,000,000) at an interest rate of 2.00% per annum from and including the Closing Date to but excluding October 1, 2005, and the Call Warrants will represent the right to purchase the Underlying Notes under certain circumstances. Interest distributions on the Class A Certificates will rank on a parity with distributions on the Class B Certificates.

        You should fully consider the risk factors on page S-11 in this Prospectus Supplement prior to investing in the Class A Certificates.

        The Class A Certificates are expected to be approved for listing, subject to official notice of issuance, on the New York Stock Exchange. Trading of the Class A Certificates on the Automated Bond System of the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof. See “Underwriting” herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this Prospectus Supplement or the accompanying Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Public offering price.........................................................
Underwriting discount......................................................
Proceeds to Trust (before expenses)................................	Per Class A Certificate $1,000 $15 $985	Total $25,000,000 $375,000 $24,625,000

         The Underwriter expects to deliver your Class A Certificates in book-entry form only through The Depository Trust Company on or about April 22, 2003.

         "CASTSM" is a service mark of Citigroup Global Markets Inc.

Citigroup

April 11, 2003

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement or the accompanying Prospectus in connection with the offer made by this Prospectus Supplement and the accompanying Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Underwriter. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the accompanying Prospectus nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that the information contained herein and in the accompanying Prospectus is correct as of any time subsequent to the date hereof; however, if any material change occurs while this Prospectus Supplement or the accompanying Prospectus is required by law to be delivered, this Prospectus Supplement or the accompanying Prospectus will be amended or supplemented accordingly.

                              TABLE OF CONTENTS

                            Prospectus Supplement

                                                                          Page
                                                                          ----

                                  Prospectus

INFORMATION ABOUT CLASS A CERTIFICATES

        We provide information to you about the Class A Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to the Class A Certificates; and (b) this Prospectus Supplement, which describes the specific terms of your Class A Certificates.

        You are urged to read both the accompanying Prospectus and this Prospectus Supplement in full to obtain material information concerning the Class A Certificates. If the descriptions of the Class A Certificates vary between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information contained in this Prospectus Supplement.

        We include cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The Table of Contents for this Prospectus Supplement and the accompanying Prospectus identify the pages where these sections are located.

        You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the accompanying Prospectus are defined under the caption “Index of Terms” beginning on page S-36 in this document and beginning on page 42 in the accompanying Prospectus.

        The Depositor has filed with the Securities and Exchange Commission a registration statement (of which this Prospectus Supplement and the accompanying Prospectus form a part) under the Securities Act of 1933, as amended, with respect to the Class A Certificates. This Prospectus Supplement and the accompanying Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the accompanying Prospectus, you should refer to the registration statement and the exhibits thereto. The registration statement and such exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can also be obtained electronically through the Securities and Exchange Commission’s internet web site (http://www.sec.gov).

        You should rely only on the information contained in this Prospectus Supplement or the accompanying Prospectus. Neither the Depositor nor the Underwriter has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the Depositor nor the Underwriter is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus Supplement or the accompanying Prospectus is accurate as of the date on their respective front covers only.

SUMMARY

        This summary highlights selected information from this Prospectus Supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the Class A Certificates, you should read carefully this Prospectus Supplement and the accompanying Prospectus in full.

Establishment of the Trust................................

Structured Products Corp., the Depositor, is establishing a Trust to be designated as CASTSM Step-Up Trust for Dow Chemical Notes. The assets of the Trust will consist of (i) $25,000,000 6.00% Notes due October 1, 2012 (the “Underlying Notes”) issued by The Dow Chemical Company (the “Underlying Issuer”), (ii) all payments on or collections in respect of the Underlying Notes accrued on or after the Closing Date, together with any proceeds thereof, and (iii) the rights of the Trustee (on behalf of the Trust) under the Swap and the Guarantee, as discussed in more detail under “Description of the Class A Certificates,” “Description of the Swap” and “Description of the Guarantee” herein.

Offered Securities...........................................	As holder of Class A Certificates, you will have the right to receive from the Trust:

•

periodic payments of interest on the principal amount of your Class A Certificates accruing from the Closing Date at a rate per annum equal to the Step-Up Rate set forth below, payable on the 1st of each month, commencing on June 1, 2003, or if any such day is not a Business Day, the next succeeding Business Day, until the principal amount of your Class A Certificates is paid in full as described below; provided that in the event of a Swap Termination Date, except as a result of an Underlying Notes Default, Class A Certificates will receive semiannual interest distributions at the Step-Up Rate on the 1st of each April and October rather than monthly interest distributions on the 1st of each month. The “Step-Up Rate” is a per annum rate that will be determined as follows:

(i)	From and including the Closing Date to but 4.00%; excluding October 1, 2005, and

(ii)	From and including October 1, 2005 to but excluding October 1, 6.00%; 2012, and

•

the pro rata share for your Class A Certificates of a single payment of principal of $25,000,000 (or $1,000 per Class A Certificate). It is expected that you will receive your pro rata share of the principal payment on October 1, 2012, the maturity date of the Underlying Notes, or if any such day is not a Business Day, the next succeeding Business Day, or on such earlier date on which the Trust redeems your Class A Certificates as described under “Description of the Class A Certificates–Redemption of the Class A Certificates Upon Exercise of a Call Warrant” and “–Redemption of the Class A Certificates Upon Redemption of the Underlying Notes” herein.

On the Closing Date, the Trust also will issue the Class B Certificates, which will evidence the right to receive semiannual interest payments on the notional amount of the Class B Certificates (which as of the date of issuance will be $25,000,000) at an interest rate of 2.00% per annum from and including the Closing Date to but excluding October 1, 2005, and will issue Call Warrants, which represent the right of a holder of the Call Warrants to purchase the Underlying Notes from the Trust on certain dates as described in this Prospectus Supplement. The Class B Certificates and the Call Warrants are not being offered hereby. Interest distributions on the Class A Certificates will rank on a parity with distributions on the Class B Certificates. The Class B Certificates will mature on October 1, 2005.

Call Warrants; Exercise of Call Warrants; Redemption of Class A Certificates................

On any Business Day on or after October 1, 2005, or on any Business Day after the Underlying Issuer gives notice indicating its intention to redeem the Underlying Notes in connection with a Tax Event (as defined herein), the holders of the Call Warrants have the right to purchase, in whole or in part, the Underlying Notes from the Trust at a price equal to the sum of (i) 100% of the principal amount of the Underlying Notes being purchased plus accrued and unpaid interest thereon to the date of redemption, and (ii) the Warrant Class B Purchase Price (as defined herein).

If a Call Warrant is exercised, Class A Certificates with a principal amount equal to the principal amount of Underlying Notes being purchased upon such exercise will be redeemed for an amount equal to $1,000 per Class A Certificate plus accrued and unpaid interest thereon to the date of redemption.

In addition, in the event of an SEC Reporting Failure (as defined herein), prior to the liquidation or distribution of Underlying Notes in the manner described herein, the Call Warrants will become immediately exercisable and if, in the money, will be deemed to be exercised and will be cash settled. See “Description of the Class A Certificates–Action Upon Underlying Issuer Failing to Report Under the Exchange Act.”

The Underlying Issuer has the right to redeem (an “Optional Redemption”) the Underlying Notes, in whole or in part, at the option of the Underlying Issuer, at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Underlying Notes to be redeemed on the date of redemption and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon on the date of redemption (not including any portion of any payments of interest accrued to the date of redemption), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a certain treasury benchmark rate plus 0.25%, plus in each case, accrued and unpaid interest thereon to the date of redemption.

The Underlying Issuer also has the right to redeem the Underlying Notes, in whole, but not in part, in connection with a Tax Event (as defined herein), at a redemption price equal to 100% of the principal amount of the Underlying Notes being redeemed together with interest accrued thereon to the date fixed for redemption.

If the Underlying Issuer redeems the Underlying Notes in connection with a Tax Event before the Call Warrants are exercised, the Class A Certificates will be redeemed for their pro rata share of the redemption price which will equal $1,000 per Class

A Certificate plus accrued and unpaid interest thereon to the date of redemption.

Upon the occurrence of an Optional Redemption, redemption proceeds (to the extent of funds available) will be allocated in the following order of priority: (i) Class A Certificates selected for redemption, in an aggregate principal amount equal to the principal amount of the Underlying Notes to be redeemed, will be redeemed at a price equal to $1,000 per Class A Certificate plus accrued and unpaid interest thereon; (ii) Class B Certificateholders (so long as the Class B Certificates are outstanding) will receive accrued and unpaid interest on the Class B Certificates on the notional amount of the Class B Certificates to be reduced; (iii) any accrued interest on the Underlying Notes in excess of the amounts paid in clauses (i) and (ii) will be paid to the Swap Counterparty as described in the following paragraph; (iv) Class B Certificateholders (so long as the Class B Certificates are outstanding) will receive an amount equal to the present value of any scheduled interest distributions due from the date of redemption (assuming the Class B Certificates would have been paid when due and would not have been redeemed prior to the Class B Maturity Date (as defined herein) and excluding accrued and unpaid interest thereon to the date of redemption) on the Class B Certificates with a notional amount equal to the principal amount of the Underlying Notes to be redeemed, discounted to the date of redemption on a semiannual basis at a rate of 6.00% per annum, and the notional amount of such Class B Certificates will be reduced by an amount equal to the principal amount of the Underlying Notes to be redeemed (whether or not available funds are sufficient to pay the amount specified in this clause (iv) in full); and (v) Call Warrants proportionate to the amount of Underlying Notes to be redeemed will become immediately exercisable on a pro rata basis for each holder of Call Warrants and, if in the money, will be deemed to be exercised and will be cash settled for an amount equal to any remaining redemption proceeds after the payments made pursuant to clauses (i) through (iv) above.

Upon an early redemption of the Class A Certificates as a result of the exercise of the Call Warrants or the redemption of the Underlying Notes by the Underlying Issuer, the Trustee (on behalf of the Trust) will pay the Swap Counterparty any accrued interest on the Underlying Notes in excess of the amount of accrued and unpaid interest paid on the Class A Certificates and, if applicable, the Class B Certificates. If a Call Warrant is exercised or the Underlying Notes are redeemed early, Class A Certificateholders may not receive interest at the higher Step-Up Rate or may receive interest at such rate for a short period of time.

The Underlying Issuer is not required to redeem, nor is a holder of the Call Warrants required to exercise a Call Warrant with respect to, the Underlying Notes prior to their stated maturity. Therefore, there can be no assurance that the Trust will repurchase your Class A Certificates prior to October 1, 2012. Should the Trust redeem your Class A Certificates prior to October 1, 2012, the Trustee will notify you by mail at least fifteen (15) days before such redemption date. See “Description of the Class A Certificates–Redemption of the Class A Certificates Upon Exercise of a Call Warrant” and “–Redemption of the Class A Certificates Upon Redemption of the Underlying Notes” herein.

Underlying Notes...............................	6.00% Notes due October 1, 2012 issued by The Dow Chemical Company.

Swap..................................

On the Closing Date, the Trust and Citigroup Global Markets Limited (the “Swap Counterparty”), will enter into an ISDA Master Agreement, the Schedule thereto and the Confirmation thereto (collectively, the “Swap”), each dated April 22, 2003. Under the Swap, the Trustee (on behalf of the Trust) and the Swap Counterparty will be obligated to make periodic payments to each other, as specified in the Swap and described herein. The obligations of the Swap Counterparty to the Trustee will be guaranteed by Citigroup Global Markets Holdings Inc. (the “Guarantor”), an affiliate of the Swap Counterparty, pursuant to a guarantee (the “Guarantee”) issued by the Guarantor.

The Swap provides that the Swap Counterparty will pay the Trustee on each scheduled distribution date an amount equal to the monthly distribution to be made on the Class A Certificates. The Swap also provides that the Trustee will pay the Swap Counterparty on the date of receipt thereof all scheduled interest distributions received on the Underlying Notes (less the amount, if any, necessary to make the scheduled interest distribution on the Class B Certificates on such date).

Upon a redemption of a portion of the Class A Certificates due to the partial exercise of the Call Warrants or the redemption of the Underlying Notes in part, a portion of the notional amount of the Swap equal to the principal amount of Class A Certificates to be redeemed will be terminated.

The Swap will terminate on the Swap Termination Date (as defined herein) without any termination payments required to be made on account thereof.

Upon the occurrence of a Swap Termination Date, except as a result of an Underlying Notes Default (as defined herein), the Swap will terminate and the Class A Certificates will receive semiannual interest distributions on the principal amount of the Class A Certificates at the Step-Up Rate on each April 1 and October 1 rather than monthly interest distributions on the 1st of each month.

On the Closing Date, pursuant to the Swap, the Trustee (on behalf of the Trust) will pay the Swap Counterparty an initial payment in an amount equal to $37,406.

Trustee and Trust Agreement.......................

U.S. Bank Trust National Association will act as Trustee pursuant to a trust agreement dated as of December 15, 2000, as supplemented by a supplement dated as of the Closing Date. You may inspect the trust agreement and the supplement at the office of the Trustee at 100 Wall Street, Suite 1600, New York, New York 10005.

Denominations..................................	Each Class A Certificate will have a principal amount of $1,000.

Registration, Clearance and Settlement................................	Your Class A Certificates will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company.

Tax Considerations............................

The Trust intends to identify the Underlying Notes, the Call Warrants and the Swap as part of an integrated transaction within the meaning of the integration regulations.

The exact characterization of the Class A Certificates for tax purposes is not certain. For information reporting purposes, the Trust will treat the Class A Certificates in a manner similar to debt instruments in which the interest accrues for tax periods each month at the coupon rate of interest for that month. Your interest will constitute original issue discount and will be reported to you on Form 1099-OID. Holders that acquire a Class A Certificate for other than the face amount of such Class A Certificate may be required to accrue income based on their own yield to maturity taking into account the price they pay for the Class A Certificates. See “Certain Federal Income Tax Considerations” herein.

Pursuant to the integration regulations, all interest earned on the Class A Certificates will constitute original issue discount (“OID”) and will be reported to Class A Certificateholders on Form 1099-OID. Class A Certificateholders will accrue OID based on the yield to maturity of the Class A Certificates. Solely for purposes of determining the yield to maturity to be utilized in calculating a Class A Certificateholder’s OID, the Trust intends to assume that the Class A Certificates will be redeemed on October 1, 2005 and, if not redeemed on such date, on October 1, 2012. Accordingly, with respect to the Class A Certificateholders that purchase a Class A Certificate at a price equal to its principal amount, the yield to maturity will (for each year the Class A Certificateholder holds the Class A Certificates) approximately equal the current coupon on the Class A Certificates. While not absolutely certain, a Class A Certificateholder that purchases a Class A Certificate for other than its principal amount may be required to accrue income based on its own yield to maturity (by taking into account the price it pays for the Class A Certificate). A Class A Certificateholder’s basis in its Class A Certificates will be increased by the amount of OID accrued during its taxable year and decreased by the amount of interest paid on the Class A Certificates. See “Certain Federal Income Tax Considerations” herein.

ERISA Considerations................................

An “employee benefit plan” subject to the Employee Retirement Income Security Act of 1974, as amended, or a “plan” subject to Section 4975 of the Internal Revenue Code of 1986, as amended, contemplating the purchase of Class A Certificates should consult with its counsel before making such a purchase. The fiduciary of such an employee benefit plan or plan and such legal advisors should consider whether the Class A Certificates will satisfy all of the requirements of the “publicly-offered securities” exception described herein or the possible application of other "prohibited transaction exemptions" described herein. See “Certain ERISA Considerations” herein.

Listing..................................

The Class A Certificates are expected to be approved for listing, subject to official notice of issuance, on the New York Stock Exchange. Trading of the Class A Certificates on the Automated Bond System of the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof. See “Risk Factors-No Assurance of Liquidity” and “Underwriting” herein.

Ratings..........................

It is a condition to issuance of the Class A Certificates that they be rated identically to the Underlying Notes by each of Moody's Investors Service, Inc. (“Moody's”) and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). As of the date of this Prospectus Supplement, the Underlying Notes are rated “A3” and “A-” by Moody's and S&P, respectively. See “Ratings” herein.

RISK FACTORS

You should consider the following factors in deciding whether to purchase the Class A Certificates:

1.

No Investigation of the Underlying Notes or the Underlying Issuer Has Been Made by the Depositor, Underwriter or Trustee. None of the Depositor, the Underwriter or the Trustee has made, or will make, any investigation of the business condition, financial or otherwise, of the Underlying Issuer, or has verified or will verify any reports or information filed by the Underlying Issuer with the Securities and Exchange Commission or otherwise made available to the public. It is strongly recommended that prospective investors in the Class A Certificates consider publicly available financial and other information regarding the Underlying Issuer. See “The Underlying Issuer,” “Description of the Underlying Notes,” and “Appendix A-Description of the Underlying Notes” herein.

2.

Trust Assets Are the Only Payment Source. The Trust Assets, including payments made on the Underlying Notes by the Underlying Issuer and payments made by the Swap Counterparty pursuant to the Swap, are the only source of payment for your Class A Certificates, except in the case where a holder of the Call Warrants exercises a Call Warrant with respect to the Underlying Notes. The Underlying Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions; should the Underlying Issuer experience financial difficulties, this could result in delays in payment, partial payment or non-payment of your Class A Certificates. In the event of nonpayment on the Underlying Notes by the Underlying Issuer, you will bear the risk of such nonpayment. See “-Bankruptcy Risks” and “Description of the Class A Certificates-Recovery on Underlying Notes Following Payment Default or Acceleration.”

Upon the occurrence of a Swap Termination Date, except as a result of an Underlying Notes Default, the Swap will terminate and the Class A Certificates will receive semiannual interest distributions on the principal amount of the Class A Certificates at the Step-Up Rate on each April 1 and October 1 rather than monthly interest distributions on the 1st of each month.

3.

Holders of the Call Warrants May Cause the Redemption of the Class A Certificates. On any Business Day on or after October 1, 2005 or on any Business Day after the Underlying Issuer gives notices indicating its intention to redeem the Underlying Notes in connection with a Tax Event, the holders of the Call Warrants have the right to purchase, in whole or in part, the Underlying Notes from the Trust and cause the redemption of Class A Certificates with a principal amount equal to the principal amount of Underlying Notes being purchased for an amount equal to $1,000 per Class A Certificate plus accrued and unpaid interest thereon to the date of redemption. Upon an early redemption of the Class A Certificates as a result of the exercise of the Call Warrants, the Trustee will pay the Swap Counterparty any accrued interest on the Underlying Notes in excess of the amount of accrued and unpaid interest paid on the Class A Certificates and, if applicable, the Class B Certificates. See “Description of the Class A Certificates-- Redemption of the Class A Certificates Upon Exercise of a Call Warrant” herein. If a Call Warrant is exercised, Class A Certificateholders may not receive interest at the higher Step-Up Rate or may receive interest at such rate for a short period of time. Investors should be aware that the holder of the Call Warrants may at any time be the holder of the Class B Certificates. It is expected that on the Closing Date this will be the case.

4.

The Underlying Notes May Be Redeemed by the Underlying Issuer. The Underlying Issuer has the right to redeem the Underlying Notes, in whole or in part, at the option of the Underlying Issuer, at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Underlying Notes to be redeemed on the date of redemption and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon on the date of redemption (not including any portion of any payments of interest accrued to the date of redemption), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a certain treasury benchmark rate plus 0.25%, plus in each case, accrued and unpaid interest thereon to the date of redemption. The Underlying Issuer also has the right to redeem the Underlying Notes, in whole, but not in part, in connection with a Tax Event, at a redemption price equal to 100% of the principal amount of the Underlying Notes being redeemed together with interest accrued thereon to the date fixed for redemption. Upon an early redemption of the Class A Certificates as a result of an early redemption of the Underlying Notes, the Trustee will pay the Swap Counterparty any accrued interest on the Underlying Notes in excess of the amount of accrued and unpaid interest paid on the Class A Certificates and, if applicable, Class B Certificates. See “Description of the Class A Certificates--Redemption of the Class A Certificates Upon Redemption of the Underlying Notes” herein. If the Underlying Notes are redeemed early, Class A Certificateholders may not receive interest at the higher Step-Up Rate or may receive interest at such rate for a short period of time.

Upon the occurrence of an Optional Redemption, redemption proceeds (to the extent of funds available) will be allocated in the following order of priority: (i) Class A Certificates selected for redemption, in an aggregate principal amount equal to the principal amount of the Underlying Notes to be redeemed, will be redeemed at a price equal to $1,000 per Class A Certificate plus accrued and unpaid interest thereon; (ii) Class B Certificateholders (so long as the Class B Certificates are outstanding) will receive accrued and unpaid interest on the Class B Certificates on the notional amount of the Class B Certificates to be reduced; (iii) any accrued interest on the Underlying Notes in excess of the amounts paid in clauses (i) and (ii) will be paid to the Swap Counterparty as described herein; (iv) Class B Certificateholders (so long as the Class B Certificates are outstanding) will receive an amount equal to the present value of any scheduled interest distributions due from the date of redemption (assuming the Class B Certificates would have been paid when due and would not have been redeemed prior to the Class B Maturity Date and excluding accrued and unpaid interest thereon to the date of redemption) on the Class B Certificates with a notional amount equal to the principal amount of the Underlying Notes to be redeemed, discounted to the date of redemption on a semiannual basis at a rate of 6.00% per annum, and the notional amount of such Class B Certificates will be reduced by an amount equal to the principal amount of the Underlying Notes to be redeemed (whether or not available funds are sufficient to pay the amount specified in this clause (iv) in full); and (v) Call Warrants proportionate to the amount of Underlying Notes to be redeemed will become immediately exercisable on a pro rata basis for each holder of Call Warrants and, if in the money, will be deemed to be exercised and will be cash settled for an amount equal to any remaining redemption proceeds after the payments made pursuant to clauses (i) through (iv) above.

5.

Bankruptcy Risks. If the Swap Counterparty or the Guarantor becomes a debtor in a bankruptcy case or files a voluntary petition for relief under Title 11 of the United States Code or any similar applicable insolvency laws with respect to such party, such event can cause an early termination of the Swap. In the event of the bankruptcy or insolvency of the Swap Counterparty and/or the Guarantor, the Class A Certificates will receive semiannual interest distributions on the principal amount of the Class A Certificates at the Step-Up Rate on each April 1 and October 1, rather than monthly interest distributions on the 1st of each month.

6.

The Company, the Swap Counterparty, the Guarantor and the Calculation Agent Are Affiliates. The Company, the Swap Counterparty, the Guarantor and the Calculation Agent are Affiliates. The Swap Counterparty is also the Calculation Agent for matters relating to the Certificates and the Swap. Potential conflicts of interest may exist between such parties and Certificateholders.

7.

Possible Early Termination of the Trust. Should the Underlying Issuer cease to file periodic reports required under the Securities Exchange Act of 1934, as amended, the Trustee may be required to distribute in-kind the Underlying Notes, or liquidate the Underlying Notes and distribute the proceeds, to the Class A Certificateholders and Class B Certificateholders. Upon such occurrence, Certificateholders could lose all or a significant portion of the value of their original investment in the Certificates. Further, Class A Certificateholders will not receive the benefit of any increase in value of the Underlying Notes above $1,000 per Class A Certificate plus accrued and unpaid interest thereon. See “Description of the Class A Certificates - Action Upon Underlying Issuer Failing to Report under the Exchange Act.”

8.

No Assurance of Liquidity. The Class A Certificates are expected to be approved for listing, subject to official notice of issuance, on the New York Stock Exchange. Upon receipt of such approval, the Class A Certificates will be traded on the Automated Bond System of the New York Stock Exchange. There can be no assurance that the approval for the listing of the Class A Certificates on the New York Stock Exchange will be obtained. Further, despite the listing, there is no assurance that any secondary market will develop or be maintained for the Class A Certificates. Accordingly, the liquidity of the Class A Certificates may be limited. The Underwriter currently intends, but is not obligated, to make a market in the Class A Certificates. If a secondary market does develop, there can be no assurance that it will provide Class A Certificateholders with liquidity or that it will continue for the life of the Class A Certificates.

The Automated Bond System of the New York Stock Exchange is a fully automated trading and information system which displays current market data, provides subscribers with immediate execution reports and trade comparisons for inactively traded bonds. Investors should be aware that, among other things, this type of listing is different from that of an equity security listed on the New York Stock Exchange in that no specialist is assigned and investors may not be able to view the price of the Class A Certificates or information with respect to the Class A Certificates in financial newspapers such as The Wall Street Journal or on the internet without being a subscriber to the Automated Bond System.

9.

Certain Payments to the Swap Counterparty. On October 1, 2003, the Trustee will pay to the Swap Counterparty the amount of the interest accrued on the Underlying Notes from April 1, 2003 to but not including the Closing Date. In the event the Swap Counterparty is not paid such accrued interest on such date, the Swap Counterparty will have a claim for such accrued interest, and will share on a parity with the Class A Certificateholders and the Class B Certificateholders to the extent of such claim (i) in the proceeds from the recovery on the

Underlying Notes, in the case of the Class A Certificates and (ii) in the portion of the proceeds which represent accrued interest, in the case of the Class B Certificates. See “Description of the Class A Certificates--Recovery on Underlying Notes Following Payment Default or Acceleration” herein.

FORMATION OF THE TRUST

        Structured Products Corp. (the “Depositor” or the “Company”) will establish a Trust, to be designated as CASTSM Step-Up Trust for Dow Chemical Notes (the “Trust”) under New York law pursuant to the Trust Agreement dated as of December 15, 2000 (the “Trust Agreement”), as supplemented by the CASTSM Supplement 2003-4, dated as of the Closing Date. The “Closing Date” means the date of initial delivery of the Class A Certificates. The assets of the Trust (collectively, the “Trust Assets”) will consist of (i) $25,000,000 6.00% Notes due October 1, 2012 (the “Underlying Notes” or, as referred to in the accompanying Prospectus, the “Term Assets”) issued by The Dow Chemical Company (the “Underlying Issuer” or, as referred to in the accompanying Prospectus, the “Term Assets Issuer”), (ii) all payments on or collections in respect of the Underlying Notes accrued on or after the Closing Date, together with any proceeds thereof, and (iii) the rights of the Trustee (on behalf of the Trust) under the ISDA Master Agreement, the Schedule thereto and the Confirmation thereto (collectively, the “Swap”), each dated April 22, 2003, and each between Citigroup Global Markets Limited (the “Swap Counterparty”) and the Trustee and the Guarantee, as discussed in more detail under “Description of the Class A Certificates,” “Description of the Swap” and “Description of the Guarantee” herein. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Concurrently with the execution and delivery of the Trust Agreement, (i) the Company will deposit with the Trustee the Underlying Notes and the Trustee, on behalf of the Trust, will accept such Underlying Notes and deliver the Class A Certificates (the “Class A Certificates”), the Class B Certificates (the “Class B Certificates”) and the Call Warrants (the “Call Warrants”) to or upon the order of the Company and (ii) the Trustee will enter into the Swap. The Trustee will hold the Underlying Notes for the benefit of the holders of the Class A Certificates (the “Class A Certificateholders”) and the holders of the Class B Certificates (the “Class B Certificateholders”), subject to the rights of the holders of the Call Warrants (the “Warrantholders”) and the Swap Counterparty. Interest distributions on the Class A Certificates will rank on a parity with the Class B Certificates. The Class B Certificates will mature on October 1, 2005 (the “Class B Maturity Date”). The Company and the Trustee may not make any amendments to the Trust Agreement that will adversely affect in a material fashion the rights of the Warrantholders.

USE OF PROCEEDS

        The net proceeds to be received by the Company from the sale of the Class A Certificates and Class B Certificates will be used to purchase the Underlying Notes, which, after the purchase thereof, will be deposited by the Company with the Trust and, together with the Trustee’s rights under the Swap and the Guarantee, will be the sole Deposited Assets (as defined in the accompanying Prospectus) of the Trust.

THE UNDERLYING ISSUER

        This Prospectus Supplement does not provide information with respect to the Underlying Issuer. No investigation has been made of the business condition, financial or otherwise, or creditworthiness of the Underlying Issuer in connection with the issuance of the Class A Certificates. The Company is not an affiliate of the Underlying Issuer.

        The Underlying Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Reports, proxy statements and other information filed by the Underlying Issuer with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, on which one or more of the Underlying Issuer’s securities are listed.

        This Prospectus Supplement, the accompanying Prospectus, the Underlying Notes Prospectus and the Underlying Notes Registration Statement describe the material terms of the Underlying Notes. This Prospectus Supplement is qualified in its entirety by, and should be read in conjunction with, (i) the accompanying Prospectus, (ii) the Underlying Notes Prospectus and (iii) the Underlying Notes Registration Statement of which such Underlying Notes Prospectus is a part. No representation is made by the Trust, the Trustee, the Underwriter or the Company as to the accuracy or completeness of the information contained in the Underlying Notes Registration Statement.

DESCRIPTION OF THE UNDERLYING NOTES

        The Underlying Notes of the Trust will consist solely of $25,000,000 aggregate principal amount of 6.00% Notes due October 1, 2012 issued by the Underlying Issuer, having the characteristics described in a prospectus supplement dated August 23, 2002 and a prospectus supplement dated September 12, 2002, each relating to a prospectus dated May 15, 2001 (collectively, the “Underlying Notes Prospectus”). The Underlying Notes originally were issued by the Underlying Issuer as part of an underwritten public offering of $900,000,000 aggregate principal amount of such securities, pursuant to registration statement no. 333-59964 (together with all amendments and exhibits thereto, the “Underlying Notes Registration Statement”), filed by the Underlying Issuer with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). Distributions of interest are required to be made on the Underlying Notes semiannually on the 1st of each April and October, or if such day is not a Business Day, on the next succeeding Business Day (each such day, an “Underlying Notes Payment Date”), and a single payment of principal of $25,000,000 is payable on October 1, 2012 (the “Maturity Date”) or upon earlier redemption.

        This Prospectus Supplement sets forth material terms with respect to the Underlying Notes, but does not provide detailed information with respect thereto. This Prospectus Supplement relates only to the Class A Certificates offered hereby and is not an offering document for the Underlying Notes. All disclosure contained herein with respect to the Underlying Notes is derived from publicly available documents described above. The Underlying Issuer is subject to the information reporting requirements of the Exchange Act. Accordingly, the Underlying Issuer is obligated to file reports and other information with the Commission. Although the Company has no reason to believe the information concerning the Underlying Notes or the Underlying Issuer set forth in the Underlying Notes Prospectus or any report filed under the Exchange Act is not reliable, the Company did not participate in the preparation of such documents and neither the Company nor the Underwriter has since the date of such documents made any due diligence inquiry with respect to the information provided therein. Neither the Company nor the Underwriter has verified the accuracy or completeness of such documents or reports. Information contained in such documents and reports is as of the date(s) stated therein, and comparable information, if given as of the date hereof, may be different. There can be no assurance that events affecting the Underlying Notes or the Underlying Issuer have not occurred, which have not yet been publicly disclosed, which would affect the accuracy or completeness of the publicly available documents described above.

Ratings

        As of the date of this Prospectus Supplement, the Underlying Notes are rated “A3” by Moody’s Investors Service, Inc. (“Moody’s”) and “A-” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc. (“S&P”). Any rating of the Underlying Notes is not a recommendation to purchase, hold or sell such Underlying Notes or the Class A Certificates, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.

The Underwriter and the Underlying Issuer

        From time to time, Citigroup Global Markets Inc. (the “Underwriter”) may be engaged by the Underlying Issuer as an underwriter or a placement agent, in an advisory capacity or in other business arrangements. In addition, the Underwriter or an affiliate of the Depositor may make a market in other outstanding securities of the Underlying Issuer.

DESCRIPTION OF THE CLASS A CERTIFICATES

General

        The Class A Certificates will be issued pursuant to the terms of the Trust Agreement. The following summary as well as other pertinent information included elsewhere in this Prospectus Supplement and in the accompanying Prospectus describes material terms of the Class A Certificates and the Trust Agreement, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Class A Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Class A Certificates of any given series and the related Trust Agreement set forth in the accompanying Prospectus, to which description reference is hereby made.

        The Class A Certificates will be denominated and distributions with respect thereto will be payable in United States Dollars, which will be the “Specified Currency” as such term is defined in the accompanying Prospectus. The Class A Certificates, together with the Class B Certificates, represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the Underlying Notes (subject to the Call Warrants), (ii) the rights of the Trustee (on behalf of the Trust) under the Swap and the Guarantee, and (iii) all payments on or collections in respect of the Underlying Notes accrued on or after the Closing Date, together with any proceeds thereof. The property of the Trust will be held for the benefit of the holders of the Class A Certificates and the Class B Certificates by the Trustee, subject to the rights of the Warrantholders and the Swap Counterparty.

        All distributions to Class A Certificateholders will be made only from the property of the Trust (including any proceeds received from the exercise of the Call Warrants) as described herein. The Class A Certificates do not represent an interest in or obligation of the Depositor, the Swap Counterparty, the Guarantor, the Underlying Issuer, the Trustee, the Underwriter, or any affiliate thereof.

Distributions

        Each Class A Certificate evidences the right to receive, to the extent received by the Trust, (i) a monthly distribution of interest at a rate per annum equal to the Step-Up Rate set forth below, payable on the 1st of each month, commencing on June 1, 2003, or if any such day is not a Business Day, the next succeeding Business Day and (ii) a distribution of principal equal to $1,000 per Class A Certificate on October 1, 2012, or if any such day is not a Business Day, the next succeeding Business Day, or upon early redemption. As described herein, in the event of a Swap Termination Date (except as a result of an Underlying Notes Default), Class A Certificates will receive semiannual interest distributions at the Step-Up Rate on the 1st of each April and October rather than monthly interest distributions on the 1st of each month. The “Step-Up Rate” is a per annum rate that will be determined as follows:

         (i) From and including the Closing Date to but excluding October 1, 2005, 4.00% per annum; and

         (ii) From and including October 1, 2005 to but excluding October 1, 2012, 6.00% per annum.

        With respect to any distribution date, the record date is the day immediately prior to such distribution date. For purposes of the foregoing, “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

Additional Underlying Notes, Class A Certificates and Class B Certificates

        From time to time hereafter, additional Underlying Notes may be sold to the Trust, in which case additional Class A Certificates will be issued in a principal amount, and (so long as the Class B Certificates are outstanding) additional Class B Certificates will be issued in a notional amount, equal to the principal amount of Underlying Notes so sold to the Trust. In addition, the notional amount of the Swap will be increased by an amount equal to the principal amount of Underlying Notes so sold to the Trust. Any such additional Class A Certificates issued will rank pari passu with the Class A Certificates issued on the date hereof, and any such additional Underlying Notes will be subject to Call Warrants.

Redemption of the Class A Certificates Upon Exercise of a Call Warrant

        On any Business Day on or after October 1, 2005 or on any Business Day after the Underlying Issuer gives notice indicating its intention to redeem the Underlying Notes in connection with a Tax Event (a “Warrant Exercise Date”), the Warrantholders have the right to purchase, in whole or in part, the Underlying Notes from the Trust at a price equal to the sum of (i) 100% of the principal amount of the Underlying Notes being purchased plus accrued and unpaid interest thereon to the Warrant Exercise Date, and (ii) the Warrant Class B Purchase Price.

        “Warrant Class B Purchase Price” means the present value of any scheduled interest distributions due from the Warrant Exercise Date (assuming that the Class B Certificates are paid when due and are not redeemed prior to the Class B Maturity Date and excluding accrued and unpaid interest thereon to the Warrant Exercise Date) on the Class B Certificates with a notional amount equal to the principal amount of the Underlying Notes to be purchased, discounted to the Warrant Exercise Date on a semiannual basis at a rate of 6.00% per annum. For avoidance of doubt, after the Class B Maturity Date the Warrant Class B Purchase Price will be an amount equal to zero.

        In addition, in the event of an SEC Reporting Failure (as defined herein), prior to the liquidation or distribution of Underlying Notes in the manner described herein, the Call Warrants will become immediately exercisable and if, in the money, will be deemed to be exercised and will be cash-settled.

        After receiving payment, the Trust will transfer such Underlying Notes to the exercising Warrantholder on the applicable Warrant Exercise Date. Any such exercise of a Call Warrant will cause the redemption of the Class A Certificates for an amount equal to $1,000 per Class A Certificate plus accrued and unpaid interest thereon to the date of redemption, which redemption shall be effected with the cash proceeds received by the Trust from the sale of the Underlying Notes to the Warrantholders. In addition, so long as the Class B Certificates are outstanding, the Trustee will pay to the Class B Certificateholders, from such proceeds, the Warrant Class B Purchase Price plus accrued and unpaid interest on the Class B Certificates on the notional amount of the Class B Certificates to be reduced, and will reduce the notional amount of the Class B Certificates by an amount equal to the principal amount of the Underlying Notes sold. If a Warrantholder fails to make the required payment on the Warrant Exercise Date, the Underlying Notes will not be sold, the Class A Certificates will not be redeemed and, if applicable, the notional amount of the Class B Certificates will not be reduced. Any such failure will not affect a Warrantholder’s right to exercise the Call Warrant at a later date. Upon an early redemption of the Class A Certificates as a result of the exercise of the Call Warrants, the Trustee will pay the Swap Counterparty any accrued interest on the Underlying Notes in excess of the amount of accrued and unpaid interest paid on the Class A Certificates and, if applicable, the Class B Certificates.

        Upon receipt by the Trustee of a notice that all or a portion of the Underlying Notes are being purchased by a Warrantholder, the Trustee will select by lot for redemption a principal amount of Class A Certificates equal to the principal amount of Underlying Notes to be purchased. The Trustee will notify the Class A Certificateholders, the Swap Counterparty, Moody’s and S&P of a Warrantholder’s intent to exercise a Call Warrant. If a Call Warrant is exercised, Class A Certificateholders may not receive interest at the higher Step-Up Rate or may receive interest at such rate for a short period of time.

Redemption of the Class A Certificates Upon Redemption of the Underlying Notes

        The Underlying Issuer has the right to redeem (an “Optional Redemption”) the Underlying Notes, in whole or in part, at the option of the Underlying Issuer, at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Underlying Notes to be redeemed on the date of redemption and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon on the date of redemption (not including any portion of any payments of interest accrued to the date of redemption), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a certain treasury benchmark rate plus 0.25%, plus in each case, accrued and unpaid interest thereon to the date of redemption. The Underlying Issuer also has the right to redeem the Underlying Notes, in whole, but not in part, in connection with a Tax Event, at a redemption price equal to 100% of the principal amount of the Underlying Notes being redeemed together with interest accrued thereon to the date fixed for redemption.

        “Tax Event” means if as a result of (a) any change in or amendment to the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision thereof or therein affecting taxation, which becomes effective after September 12, 2002 or which proposal is made after such date, (b) any change in the official application or interpretation of such laws, including any official proposal for such a change, amendment or change in the application or interpretation of such laws, which change, amendment, application or interpretation is announced or becomes effective after September 12, 2002 or which proposal is made after such date, or (c) any action taken by any taxing authority of the United States which action is taken or becomes generally known after September 12, 2002, or any commencement of a proceeding in a court of competent jurisdiction in the United States after such date, whether or not such action was taken or such proceeding was brought with respect to the Underlying Issuer, there is, in such case, in the written opinion of independent legal counsel of recognized standing to the Underlying Issuer, a material increase in the probability that the Underlying Issuer has or may become obligated to pay additional amounts such that the net payment by the Underlying Issuer to a holder who is a non-United States person after deduction for any withholding tax will not be less than the amount that is due and payable in respect of the Underlying Notes, and the Underlying Issuer in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it.

        If the Underlying Issuer redeems the Underlying Notes before the Call Warrants are exercised, the Class A Certificates will be redeemed for their pro rata share of the redemption price which will equal $1,000 per Class A Certificate plus accrued and unpaid interest thereon to the date of redemption.

        Upon the occurrence of an Optional Redemption, redemption proceeds (to the extent of funds available) will be allocated in the following order of priority:

         (i) Class A Certificates selected for redemption, in an aggregate principal amount equal to the principal amount of the Underlying Notes to be redeemed, will be redeemed at a price equal to $1,000 per Class A Certificate plus accrued and unpaid interest thereon;

         (ii) Class B Certificateholders (so long as the Class B Certificates are outstanding) will receive accrued and unpaid interest on the Class B Certificates on the notional amount of the Class B Certificates to be reduced;

         (iii) any accrued interest on the Underlying Notes in excess of the amounts paid in clauses (i) and (ii) will be paid to the Swap Counterparty as described below;

         (iv) Class B Certificateholders (so long as the Class B Certificates are outstanding) will receive an amount equal to the present value of any scheduled interest distributions due from the date of redemption (assuming the Class B Certificates would have been paid when due and would not have been redeemed prior to the Class B Maturity Date and excluding accrued and unpaid interest thereon to the date of redemption) on the Class B Certificates with a notional amount equal to the principal amount of the Underlying Notes to be redeemed, discounted to the date of redemption on a semiannual basis at a rate of 6.00% per annum, and the notional amount of such Class B Certificates will be reduced by an amount equal to the principal amount of the Underlying Notes to be redeemed (whether or not available funds are sufficient to pay the amount specified in this clause (iv) in full); and

         (v) Call Warrants proportionate to the amount of Underlying Notes to be redeemed will become immediately exercisable on a pro rata basis for each holder of Call Warrants and, if in the money, will be deemed to be exercised and will be cash settled for an amount equal to any remaining redemption proceeds after the payments made pursuant to clauses (i) through (iv) above.

        All payments to Class B Certificateholders and reductions to the notional amount of Class B Certificates pursuant to the preceding paragraph shall be made on a pro rata basis based upon the notional amount of Class B Certificates held by a Class B Certificateholder.

        Upon an early redemption of the Class A Certificates as a result of an early redemption of the Underlying Notes, the Trustee will pay the Swap Counterparty any accrued interest on the Underlying Notes in excess of the amount of accrued and unpaid interest paid on the Class A Certificates and, if applicable, Class B Certificates. If the Underlying Notes are redeemed early, Class A Certificateholders may not receive interest at the higher Step-Up Rate or may receive interest at such rate for a short period of time.

Recovery on Underlying Notes Following Payment Default or Acceleration

        If a Payment Default or an Acceleration occurs, the Trustee will promptly give notice to The Depository Trust Company (“DTC”) or, for any Class A Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Class A Certificates thereof. Such notice will set forth (i) the identity of the issue of Underlying Notes, (ii) the date and nature of such Payment Default or Acceleration, (iii) the amount of the interest or principal in default, (iv) the Class A Certificates affected by the Payment Default or Acceleration and (v) any other information which the Trustee may deem appropriate.

        In the event of a Payment Default, the Trustee is required to proceed against the Underlying Issuer on behalf of the Class A Certificateholders and, if applicable, the Class B Certificateholders to enforce the Underlying Notes or otherwise to protect the interests of the Class A Certificateholders and, if applicable, the Class B Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided that holders of Class A Certificates representing a majority of the Voting Rights on the Class A Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Underlying Notes, subject to the Trustee’s receipt of satisfactory indemnity. In the event of an Acceleration and a corresponding payment on the Underlying Notes, the Trustee will distribute the proceeds to the Class A Certificateholders and, to the extent such proceeds represent scheduled interest payments on the Underlying Notes due on or prior to the Class B Maturity Date, to the Class B Certificateholders no later than two Business Days after the receipt of immediately available funds.

        A “Payment Default” means a default in the payment of any amount due on the Underlying Notes after the same becomes due and payable (and the expiration of any applicable grace period on the Underlying Notes). An “Acceleration” means the acceleration of the maturity of the Underlying Notes after the occurrence of any default on the Underlying Notes other than a Payment Default.

        In the event that the Trustee receives money or other property in respect of the Underlying Notes (other than a scheduled payment on or with respect to an interest payment date) as a result of a Payment Default on the Underlying Notes (including from the sale thereof), the Trustee will promptly give notice as provided in the Trust Agreement to DTC, or for any Class A Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Class A Certificates then outstanding and unpaid. Such notice will state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such moneys or other property to the holders of Class A Certificates then outstanding and unpaid, pro rata by principal amount and, to the extent such proceeds represent scheduled interest payments on the Underlying Notes due on or prior to the Class B Maturity Date, to the Class B Certificateholders pro rata by notional amount (after deducting the costs incurred in connection therewith and subject to the provisions set forth under “Description of the Trust Agreement–Certain Payments to the Swap Counterparty” herein). Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Class A Certificateholders.

        Interest and principal payments on the Underlying Notes are payable solely by the Underlying Issuer. The Underlying Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of the Underlying Issuer, could result in delays in payment, partial payment or non-payment of the Class A Certificates relating to the Underlying Notes.

Action Upon Underlying Issuer Failing to Report Under the Exchange Act

        If the Underlying Issuer ceases to file the periodic reports required under the Exchange Act, the Trustee may be required to distribute in kind or liquidate any remaining Underlying Notes (an “SEC Reporting Failure”). In addition, the Call Warrants will become immediately exercisable upon an SEC Reporting Failure (whether such SEC Reporting Failure occurs before or after October 1, 2005) and, if in-the-money, will be deemed to be exercised and will be cash-settled. The distribution (whether of proceeds or Underlying Notes) will be distributed to the Class A Certificateholders if such distribution occurs following the Class B Maturity Date. If such distribution occurs on or prior to the Class B Maturity Date it will be allocated between the Class A Certificateholders and the Class B Certificateholders such that the percentage received by the Class A Certificateholders of the total distribution equals the Class A Proportion divided by the sum of the Class A Proportion plus the Class B Proportion and the percentage received by the Class B Certificateholders of the total distribution equals the Class B Proportion divided by the sum of the Class A Proportion plus the Class B Proportion. If the Call Warrants are in the money and are cash settled as described above, the allocation between the Class A Certificates and, if applicable, the Class B Certificates described above will not apply, the Underlying Notes will be liquidated, and the Class A Certificates will receive liquidation proceeds in an amount equal to $1,000 per Class A Certificate plus accrued and unpaid interest, and the Class B Certificates will receive liquidation proceeds in an amount equal to the Warrant Class B Purchase Price plus accrued and unpaid interest.

        “Class A Proportion” means the sum of the present values (discounted at the rate of 6.00% per annum) of (i) any unpaid interest distributions due or to become due on the Class A Certificates and (ii) the outstanding principal amount of the Class A Certificates (in each case assuming that the Class A Certificates are paid when due and are not redeemed prior to the Maturity Date).

        “Class B Proportion” means the sum of the present values (discounted at the rate of 6.00% per annum) of any unpaid interest distributions due or to become due on the Class B Certificates (assuming that the Class B Certificates are paid when due and are not redeemed prior to the Class B Maturity Date).

Listing on the New York Stock Exchange

        The Class A Certificates are expected to be authorized for listing, upon official notice of issuance, with the New York Stock Exchange (“NYSE”). Trading of the Class A Certificates on the Automated Bond System of the NYSE is expected to commence within a 30-day period after the initial delivery thereof. There can be no assurance that the authorization for the listing of Class A Certificates on the NYSE will be obtained. Further, there can be no assurance that the Class A Certificates, once listed, will continue to be eligible for trading on the NYSE. See “Risk Factors-No Assurance of Liquidity.”

Form of the Class A Certificates

        The Class A Certificates will be delivered in registered form. The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $1,000 and integral multiples thereof. Class A Certificateholders will not receive physical certificates except in the limited circumstances described in the accompanying Prospectus.

DESCRIPTION OF THE TRUST AGREEMENT

General

        The Class A Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. A Current Report on Form 8-A relating to the Class A Certificates containing a copy of the CASTSM Supplement 2003-4 to the Trust Agreement as executed will be filed by the Company with the Commission following the issuance and sale of the Class A Certificates. The assets of the Trust created under the Trust Agreement will consist of (i) the Underlying Notes (subject to the Call Warrants), (ii) the rights of the Trustee (on behalf of the Trust) under the Swap and the Guarantee, and (iii) all payments on or collections in respect of the Underlying Notes due after the Closing Date, including payments to the Trust under the Call Warrants, if any. Reference is made to the accompanying Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Class A Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

Certain Payments to the Swap Counterparty

        On October 1, 2003, the Trustee will pay to the Swap Counterparty the amount of the interest accrued on the Underlying Notes from April 1, 2003 to but not including the Closing Date. In the event the Swap Counterparty is not paid such accrued interest on such date, the Swap Counterparty will have a claim for such accrued interest, and will share on a parity with the Class A

Certificateholders and the Class B Certificateholders to the extent of such claim (i) in the proceeds from the recovery on the Underlying Notes, in the case of the Class A Certificates and (ii) in the portion of the proceeds which represent accrued interest, in the case of the Class B Certificates.

The Trustee

         U.S. Bank Trust National Association, a national banking association, will act as Trustee for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 100 Wall Street, Suite 1600, New York, New York 10005 and its telephone number is (212) 361-2500.

        The Trust Agreement will provide that the Trustee and any director, officer, employee or agent thereof will be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement, the Certificates or the performance of the Trustee’s duties under the Trust Agreement, other than any loss, liability or expense that was incurred by reason of willful misconduct, bad faith or gross negligence in the performance of the Trustee’s duties under the Trust Agreement.

        Pursuant to the Trust Agreement, as compensation for the performance of its duties under such agreement, the Trustee will be entitled to payment of Trustee fees and reimbursement of expenses by the Company pursuant to a separate agreement with the Company, but will not have any claim against the Trust with respect thereto.

Events of Default

        There are no events of default with respect to the Class A Certificates. If a Payment Default or Acceleration occurs (or other default with respect to the Underlying Notes occurs), the Trustee will act upon the instruction of Class A Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee, to recover amounts due on the Underlying Notes and distribute the proceeds from such recovery (after deducting the costs incurred in connection therewith and subject to the provisions set forth above under “—Certain Payments to the Swap Counterparty”) to the Class A Certificateholders pro rata by principal amount and, to the extent such proceeds represent scheduled interest payments on the Underlying Notes due on or prior to the Class B Maturity Date, to the Class B Certificateholders pro rata based on the notional amount thereof. See “Description of the Class A Certificates—Recovery on Underlying Notes Following Payment Default or Acceleration” herein.

Trust Not Permitted to Enter into Other Transactions

        The activities of the Trust will be limited to the purchase of the Underlying Notes, the issuance of the Class A Certificates, Class B Certificates and Call Warrants, and entering into the Swap and performing its obligations thereunder.

Voting Rights

        The Class A Certificateholders will have 100% of the total voting rights as specified in the Trust Agreement (the “Voting Rights”). All Voting Rights with respect to the Class A Certificates will be allocated in proportion to the respective principal balances of the then-outstanding Class A Certificates held by such Class A Certificateholders on any date of determination.

Voting of Underlying Notes

        The Trustee, as holder of the Underlying Notes, has the right to vote and give consents and waivers in respect of such Underlying Notes as permitted by the depositary with respect thereto and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Underlying Issuer for its consent to any amendment, modification or waiver of the Underlying Notes or any document relating thereto, or receives any other solicitation for any action with respect to the Underlying Notes, the Trustee will mail a notice of such proposed amendment, modification, waiver or solicitation to each Class A Certificateholder of record as of such date. The Trustee will request instructions from the Class A Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee will consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal balances of the Class A Certificates) as the Class A Certificates of the Trust were actually voted or not voted by the Class A Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary stated herein, the Trustee will at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Underlying Notes, including, without limitation, any demand to accelerate the Underlying Notes or (ii) which would result in the exchange or substitution of any Underlying Note pursuant to a plan for the refunding or refinancing of such Underlying Note, except in each case with the unanimous consent of the Class A Certificateholders, Class B Certificateholders (to the extent that the Class B Certificates are outstanding), the Swap Counterparty and the Warrantholders, and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes. The Trustee will have no liability for any failure to act resulting from Class A Certificateholders’ late return of, or failure to return, directions requested by the Trustee from the Class A Certificateholders.

Termination of the Trust

        The Trust will terminate upon (i) the payment in full at maturity or upon early redemption of the Class A Certificates and the Class B Certificates, (ii) the distribution of the proceeds received upon a recovery on the Underlying Notes (after deducting the costs incurred in connection therewith) after a Payment Default or an Acceleration thereof (or other default with respect to the Underlying Notes), (iii) the sale by the Trust in accordance with the Call Warrants of all the Underlying Notes and the distribution in full of all amounts due to the Class A Certificateholders and the Class B Certificateholders, or (iv) the liquidation or distribution in-kind of the Underlying Notes in the event of an SEC Reporting Failure. Under the terms of the Trust Agreement and the Call Warrants, the Class A Certificateholders will not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Notes if and for so long as the Call Warrants remain outstanding, without the unanimous consent of the Warrantholders.

DESCRIPTION OF THE SWAP

General

        The Swap will be governed by New York law and will be documented on the form of master agreement published by the International Swaps and Derivatives Association, Inc. in 1992. Under the Swap, the Trustee (on behalf of the Trust) and the Swap Counterparty will be obligated to make periodic payments to each other, as specified in the Swap and described herein. The obligations of the Swap Counterparty to the Trustee will be guaranteed by Citigroup Global Markets Holdings Inc. (the “Guarantor”), an affiliate of the Swap Counterparty, pursuant to a guarantee (the “Guarantee”) issued by the Guarantor. The Swap may be amended by the Trustee and the Swap Counterparty without the consent of Class A Certificateholders provided that such amendment does not materially adversely affect the rights of the Class A Certificateholders.

Initial Payment

        On the Closing Date, pursuant to the Swap, the Trustee (on behalf of the Trust) will pay the Swap Counterparty an initial payment in an amount equal to $37,406. The Trustee will obtain such funds from the Depositor.

Periodic Payments

        The Swap provides that the Swap Counterparty will pay the Trustee (on behalf of the Trust) on each scheduled distribution date an amount equal to the monthly distribution to be made on the Class A Certificates. The Swap also provides that the Trustee (on behalf of the Trust) will pay the Swap Counterparty on the date of receipt thereof all scheduled interest distributions received on the Underlying Notes (less the amount, if any, necessary to make the scheduled interest distribution on the Class B Certificates on such date).

Termination of Swap

        The Swap will terminate following the earliest of (i) the Maturity Date, (ii) a Swap Termination Date, or (iii) the redemption in whole of the Class A Certificates and Class B Certificates.

        Upon a redemption of a portion of the Class A Certificates due to the partial exercise of the Call Warrants or the redemption of the Underlying Notes in part, a portion of the notional amount of the Swap equal to the principal amount of Class A Certificates to be redeemed will be terminated.

Payment to Swap Counterparty Upon Early Redemption of the Class A Certificates

        Upon an early redemption of the Class A Certificates as a result of the exercise of the Call Warrants or the redemption of the Underlying Notes by the Underlying Issuer, the Trustee (on behalf of the Trust) will pay the Swap Counterparty any accrued interest received on the Underlying Notes in excess of the amount of accrued and unpaid interest paid on the Class A Certificates and, if applicable, Class B Certificates.

No Payments Upon Swap Termination Date

        The Swap will terminate on the Swap Termination Date without any termination payments required to be made on account thereof.

        Upon the occurrence of a Swap Termination Date, except as a result of an Underlying Notes Default (as defined herein), the Swap will terminate and the Class A Certificates will receive semiannual interest distributions on the principal amount of the Class A Certificates at the Step-Up Rate on each April 1 and October 1 rather than monthly interest distributions on the 1st of each month.

        “Swap Termination Date” means the early termination date as defined in the Swap, which date may be designated as set forth in the Swap upon the occurrence of certain events including, but not limited to, (i) the third Business Day after the giving of notice of a payment default by the Swap Counterparty and the Guarantor under the Swap, (ii) the thirtieth day after the giving of notice of any default by any party (other than any payment default) under the Swap, (iii) illegality on the part of the Trust, the Swap Counterparty or the Guarantor to be a party to, or perform any obligation under, the Swap, (iv) the occurrence of certain tax events specified in the Swap, (v) the occurrence of certain insolvency events with respect to any party to the Swap or (vi) the occurrence of an Underlying Notes Default.

        “Underlying Notes Default” means a Payment Default or an Acceleration with respect to the Underlying Notes, or an SEC Reporting Failure.

DESCRIPTION OF THE SWAP COUNTERPARTY

        Citigroup Global Markets Limited (formerly known as Salomon Brothers International Limited) (the “Swap Counterparty”) has a major presence in the international capital markets as a dealer, market-maker and underwriter in equity and fixed income securities and provides corporate finance services to a wide range of corporate, institutional and governmental clients. The Swap Counterparty operates in the UK and through its European branches outside the UK. It is registered in England (registration no. 1763297) and authorized to conduct investment business by the Financial Services Authority (“FSA”) in accordance with the Financial Services and Markets Act 2000. The Swap Counterparty is required to meet the capital adequacy requirements of the FSA. At July 31, 2001 the Swap Counterparty’s financial resources were $2,698.4 million, which were $705.0 million in excess of its financial resources requirement, computed in accordance with FSA’s rules.

        The Swap Counterparty’s principal offices are located at Citigroup Centre, Canada Square, London E14 5LB.

DESCRIPTION OF THE GUARANTEE

         Citigroup Global Markets Holdings Inc. (formerly known as Salomon Smith Barney Holdings Inc.) (the “Guarantor”) will issue a Guarantee (the “Guarantee”), on the Closing Date, whereby the timely payment of the payment obligations of the Swap Counterparty to the Trustee (on behalf of the Trust) pursuant to the Swap will be guaranteed.

         The Guarantor, subject to the terms and limitations of the Guarantee, thereby absolutely and unconditionally guarantees to the Trustee (on behalf of the Trust) that an amount equal to the payment obligations of the Swap Counterparty to the Trustee pursuant to the Swap will be received by the Trustee, or its successor, from the Guarantor, for distribution by the Trustee to each Class A Certificateholder and Class B Certificateholder of each Class A Certificateholder's and Class B Certificateholder's proportionate share of such payments, respectively. Under the terms of the Guarantee, the Guarantor's obligations to the Trustee are limited by the Swap Counterparty's defenses, rights to set-off, counterclaim or withhold payment as provided by the Swap. The Guarantor's obligations under the Guarantee with respect to a particular payment shall be discharged to the extent funds equal to the applicable payment are received by the Trustee, whether or not such funds are properly applied by the Trustee.

         The Guarantor shall be subrogated to the rights of the Trustee to receive payments under the Swap to the extent of any payment by the Guarantor under the Guarantee.

         The Guarantee is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

DESCRIPTION OF THE GUARANTOR

         Citigroup Global Markets Holdings Inc. (“CGMHI”) operates through its subsidiaries in three business segments: (i) Investment Services, (ii) Private Client Services and (iii) Asset Management. CGMHI provides investment banking, securities and commodities trading, capital raising, asset management, advisory, research, brokerage and other financial services to its customers and executes proprietary trading strategies on its own behalf. As used in this section, unless the context otherwise requires, CGMHI refers to Citigroup Global Markets Holdings Inc. and its consolidated subsidiaries.

         Citigroup Inc., CGMHI's parent, is a diversified holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. Citigroup Inc.'s activities are conducted through Global Consumer, Global Corporate and Investment Bank, Private Client Services, Global Investment Management and Proprietary Investment Activities.

         CGMHI is a global, full-service investment banking and securities brokerage firm. CGMHI provides a full range of financial advisory, research and capital raising services to corporations, governments and individuals. At December 31, 2002, the firm had more than 12,600 Financial Consultants located in more than 500 offices worldwide.

         CGMHI's global investment banking services encompass a full range of capital market activities, including the underwriting and distribution of debt and equity securities for United States and foreign corporations and for state, local and other governmental and government sponsored authorities. CGMHI frequently acts as an underwriter or private placement agent in corporate and public securities offerings and provides alternative financing options. It also provides financial advice to investment banking clients on a wide variety of transactions including mergers and acquisitions, divestitures, leveraged buyouts, financial restructurings and a variety of cross-border transactions.

         Private Client Services provides investment advice, financial planning and brokerage services to affluent individuals, small and mid-size companies, and non-profit and large corporations primarily through the network of Smith Barney Financial Consultants. In addition, Private Client Services provides independent client-focused research to individuals and institutions around the world.

         The portion of Citigroup Inc.'s Asset Management segment housed within CGMHI is comprised primarily of two asset management business platforms: Citigroup Global Markets Asset Management and Smith Barney Asset Management (the “Asset Management Group”). These platforms offer a broad range of asset management products and services from global investment centers, including mutual funds, closed-end funds and managed accounts. In addition, the Asset Management Group offers a broad range of unit investment trusts.

         CGMHI is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by CGMHI with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024,

Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be maintained upon written request addressed to the Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, on which one or more of CGMHI's securities are listed.

         The principal offices of CGMHI are located at 388 Greenwich Street, New York, New York 10013, telephone number (212) 816-6000. CGMHI was incorporated in New York in 1977.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        The following supplements the discussion in “Certain Federal Income Tax Considerations” in the accompanying Prospectus. For ease of presentation, it repeats the relevant portions of that discussion and supersedes it so that prospective investors may read and rely solely on the discussion herein.

        The exact characterization of the Class A Certificates for tax purposes is not certain. For information reporting purposes, the Trust will treat the Class A Certificates in a manner similar to debt instruments in which the interest accrues for tax periods each month at the coupon rate of interest for that month. Your interest will constitute original issue discount and will be reported to you on Form 1099-OID. Holders that acquire a Class A Certificate for other than the face amount of such Class A Certificate may be required to accrue income based on their own yield to maturity taking into account the price they pay for the Class A Certificates. The balance of this section discusses the characterization of the Class A Certificates and certain of the expected tax consequences and risks to investors in greater detail.

         The following is a summary of certain of the United States federal income tax consequences of the ownership of the Class A Certificates as of the date hereof.

        This summary is based on the Internal Revenue Code of 1986 (the “Code”) as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary is intended as a general explanatory discussion of the consequences of holding the Class A Certificates generally and does not purport to furnish information in the level of detail or with the investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it generally is addressed only to original purchasers of the Class A Certificates that are “U.S. holders” (as defined below), deals only with Class A Certificates held as capital assets within the meaning of Section 1221 of the Code and does not address (except, in some instances, in very general terms) tax consequences to holders that may be relevant to investors subject to special rules, such as trusts, estates, tax-exempt investors, foreign investors, cash method taxpayers, dealers in securities, currencies or commodities, banks, thrifts, insurance companies, electing large partnerships, mutual funds, regulated investment companies, real estate investment trusts, FASITs, S corporations, persons that hold Class A Certificates as part of a straddle, hedge, integrated or conversion transaction, and persons whose “functional currency” is not the U.S. dollar. In addition, this summary does not address alternative minimum tax issues or the indirect consequences to a holder of an equity interest in a Class A Certificateholder. Accordingly, it is strongly recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situations.

        As used herein, a “U.S. Person” is a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership, to the extent otherwise provided in Treasury regulations), an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (i) a United States court is able to exercise primary supervision over the trust’s administration and (ii) one or more United States persons have the authority to control all of the trust’s substantial decisions. A “U.S. holder” is a U.S. Person that is a beneficial owner of a Class A Certificate. A “non-U.S. investor” is a holder (or beneficial owner) of a Class A Certificate that is not a U.S. Person.

Tax Status of the Trust

        Upon the issuance of the Class A Certificates, Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Trust (“Special Tax Counsel”), will deliver its opinion generally to the effect that, assuming compliance with the Trust Agreement (and certain other documents), for federal income tax purposes, although the matter is not free from doubt, the Trust will be a grantor trust, but failing that, will be characterized as a partnership, and in any event will not be characterized as an association taxable as a corporation (or publicly traded partnership treated as a corporation). The following discussion assumes that the trust will be treated as a grantor trust.

        The Trust, on behalf of the Class A Certificateholders, has identified the portion of the Underlying Notes allocable to the Class A Certificates and the Call Warrants and the Swap as part of an integrated transaction within the meaning of Treasury Regulation Section 1.1275-6 (the “integration regulations”). Pursuant to the integration regulations, a qualifying debt instrument (here, the portion of the Underlying Notes allocable to the Class A Certificates) can be integrated with one or more Section 1.1275-6 hedges (here, the Call Warrants and, except as discussed in the next paragraph, the Swap) to create a synthetic debt instrument with cash flows equal to the total cash flows to be paid and received under the qualifying debt instrument and the Section 1.1275-6 hedges. Such synthetic debt instrument is deemed to be issued on the date it is acquired by the holder thereof.

        The integration election may not be effective for a particular Class A Certificateholder if (x) such Class A Certificateholder is related (directly or indirectly) to either the holder of the Call Warrants or the Swap Counterparty, (y) the Underlying Notes (or any other debt instrument that is part of the same issue of the Underlying Notes), the Call Warrants, or the Swap was, with respect to such Class A Certificateholder, part of a prior integrated transaction or a straddle under section 1092 of the Internal Revenue Code of 1986, or (z) the Class A Certificateholder is a non-U.S. investor and certain other conditions are met. Any Class A Certificateholder for which the integration election would be ineffective should consult its own tax advisors with respect to the taxation of the Class A Certificate and whether this transaction is suitable for it. In particular, if an integration election will not be effective for the reasons described in this paragraph, a Class A Certificate is likely not to be a suitable investment for an individual.

        As indicated above, the Trust intends to identify the portion of the Underlying Notes allocable to the Class A Certificates, the Call Warrants and the Swap as part of an integrated transaction within the meaning of the integration regulations. Although the Swap literally fits within the definition of a related hedge under the integration regulations, it is not perfectly clear that the

Swap constitutes a Section 1.1275-6 hedge. In the event that the Swap will not constitute such a hedge, the Trust intends to make a protective integration election in which it foregoes identifying the Swap (and in which it only identifies the Call Warrants) as a Section 1275-6 hedge. Provided the protective integration election is respected, the tax consequences to Class A Certificateholders should be substantially similar to those described in this section, “Certain Federal Income Tax Considerations” with only minor differences (although Class A Certificateholders may be unable to deduct any of their pro rata share of the Trust’s initial payment, if any, to the Swap Counterparty). All Class A Certificateholders (especially ones that do not buy in the initial offering) should consider making a protective election on its own books and records. Such election must be made on the date the Class A Certificateholder purchases its Class A Certificate. In addition, the notation on the Class A Certificateholder’s books and records would be identical to the one described in the next paragraph except that (x) there would be only one Section 1.1275-6 hedge (the Call Warrant) and all references to the Swap would be omitted and (y) the notation would indicate that this election is being made as a protective election in the event that the integration election encompassing the Swap as well as the Call Warrant was not respected.

        Each Class A Certificateholder, by its acceptance of a Class A Certificate, is deemed to have authorized the Trust to make the identifications (described above) on its behalf. However, it is not certain if the Trustee’s identification will satisfy the requisite identification requirements. Accordingly, all Class A Certificateholders (especially Class A Certificateholders that are not purchasing in the initial offering) should enter and retain as part of their own books and records, (x) the date the Class A Certificate (which, under the integration regulations, constitutes the qualifying debt instrument and the related hedges) was purchased, (y) a statement that the qualifying debt instrument is a portion of The Dow Chemical Company 6.00% bond due on October 1, 2012 allocable to the Class A Certificates, and that the related hedges are the Call Warrants, which grants the holder thereof the right to call the Class A Certificates in connection with a Tax Event, Optional Redemption, an SEC Reporting Failure, or on or after October 1, 2005, for par plus accrued interest, and the Swap, which pays the Swap Counterparty all of the interest received on the Underlying Notes (other than interest paid on the Class B Certificates, if any) in return for the interest paid on the Class A Certificates, and (z) the cash flows associated with the Class A Certificates are the interest payments made to the Trust by the Swap Counterparty and passed thru to the Class A Certificateholders plus principal and any redemption premium paid by the Underlying Issuer. This notation must be made on the date the Class A Certificate is acquired.

        Pursuant to the integration regulations, all interest earned on the synthetic debt instrument (here, the Class A Certificate) will constitute original issue discount (“OID”) and will be reported to Class A Certificateholders on Form 1099-OID. Class A Certificateholders will accrue OID based on the yield to maturity of the Class A Certificate. It is uncertain, in determining the yield to maturity of a Class A Certificate whether the Class A Certificates should be assumed to remain outstanding until maturity or if, instead, it should be assumed that they will be redeemed prior to maturity. Solely for information reporting purposes, in determining the yield to maturity to be utilized in calculating a Class A Certificateholder’s OID, the Trust intends to assume that the Class A Certificates will be redeemed on October 1, 2005, and if not redeemed on such date, on October 1, 2012. Accordingly, with respect to Class A Certificateholders that purchase a Class A Certificate at a price equal to its principal amount, the yield to maturity will (for each year the Class A Certificateholder holds the Class A Certificate) approximately equal the current coupon on the Class A Certificate. While not absolutely certain, a Class A Certificateholder that purchases a Class A Certificate for other than its principal amount may be required to accrue income based on their own yield to maturity (by taking into account the price they pay for the Class A Certificate). A Class A Certificateholder’s basis in its

Class A Certificate will be increased by the amount of OID accrued during its taxable year and decreased by the amount of interest paid on the Class A Certificates.

        There is no guarantee, however, that the Internal Revenue Service (the “IRS”) will agree with the Trust’s determination of the yield to maturity. The IRS might determine the yield to maturity to be, for example, the yield to maturity of the Class A Certificate assuming that the Class A Certificate is never called prior to maturity. In such event, an initial Class A Certificateholder would, in the early years, accrue OID in excess of the amount the Trust otherwise intends to report (and in excess of the interest that accrues at the Class A Certificate interest rate), and, in the later years, accrue OID in an amount less than what the Trust otherwise intends to report (and less than the interest that accrues at the Class A Certificate interest rate).

        Provided that the integration election is respected, upon a sale or exchange of the Class A Certificate, a holder will recognize capital gain or loss equal to the amount received less its adjusted basis in the Class A Certificate. Such gain or loss will be long term if the Class A Certificate is held for more than one year. Net long term capital gains of individuals are subject to taxation at a reduced capital gains tax rate, and capital losses of all taxpayers are subject to limited deductibility.

        Although the Trust intends to make an integration election, which (as described above) will treat the investment in a Class A Certificate as an investment in a synthetic debt instrument, it is possible that the IRS will recharacterize the investment as the separate purchase of a stripped bond and the issuance of a Call Warrant. In such a case, any gain realized upon the sale or other disposition of a Class A Certificate is likely to be short-term capital gain. In addition, income may accrue on a Class A Certificate at a marginally slower rate (because the Class A Certificateholder would be deemed (x) to receive a call premium in respect of the Call Warrant equal in amount to the fair market value of the Call Warrant, which premium is deferred for tax purposes until disposition, and (y) to have paid a like amount to acquire the Class A Certificateholder’s interest in the Underlying Notes, which reduces the Class A Certificateholder’s yield to maturity on such interest in the Underlying Notes). Lastly, under this recharacterization, the Swap may be viewed as a mere advancing mechanism. Thus, a cash method Class A Certificateholder (generally individuals) will include interest in income as it is paid on the Underlying Note and will not take into account any amounts distributed to it that were advanced to the Trust by the Swap Counterparty. Rather, such amounts will not be taxable to a Class A Certificateholder until the Underlying Note pays such amount (which will then, under this recharacterization, be repaid to the Swap Counterparty) or until the Class A Certificateholder sell or exchange its Class A Certificate (or, in general, otherwise disposes of its Class A Certificate in a taxable transaction).

        In the event that the Trust is characterized by appropriate tax authorities as a partnership (and not a grantor trust) for federal income tax purposes, the Trust will not be subject to tax, and the Trustee intends (in such situation) to allocate income among the Class A Certificateholders in a manner such that the allocated income will approximate as best as possible the economic income each is entitled to as a holder of a Class A Certificate. Further, under Treasury Regulation 1.761-2, certain partnerships may “elect out” of subchapter K of the Code (partnership tax accounting). Although subject to uncertainty, the Trust may be eligible for this election. Assuming that it is so eligible, each Class A Certificateholder will be required to report its respective shares of the items of income, deductions, and credits of the Trust on their respective returns (making such elections as to individual items as may be appropriate) in a manner consistent with the exclusion of the Trust from partnership tax accounting. Such reporting should be substantially similar to the income tax reporting that would be required under the grantor trust rules. In mutual consideration for each Class

A Certificateholder’s purchase of a Class A Certificate, each such holder is deemed to consent to the Trust’s making of a protective election out of subchapter K of the Code.

        If the Trust is characterized as a partnership and the election to be excluded from the partnership tax account provisions of the Code is not effective, among other consequences, (i) the Trust would be required to account for its income and deductions at the Trust level and to utilize a taxable year for reporting purposes and (ii) each Class A Certificateholder would be required to separately take into account such holder’s distributive share of income and deductions of the Trust. A holder would take into account its distributive share of Trust income and deductions for each taxable year of the Trust in the holder’s taxable year which ends with or within the Trust’s taxable year. A holder’s share of the income determined at the trust level would not necessarily be the same as the income computed at the Class A Certificateholder level; it would not, for example, necessarily take account of any particular Class A Certificateholder’s acquisition price for its Class A Certificate.

        For additional information, see “Certain Federal Income Tax Considerations” in the accompanying Prospectus and “United States Tax Considerations” in the Underlying Notes Prospectus.

CERTAIN ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986 (the “Code”) impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code, including an individual retirement account (“IRA”) or Keogh plan or (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (each, a “Plan”).

        ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code (collectively, “Parties in Interest”). Thus, a Plan fiduciary considering an investment in Class A Certificates should consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The Underlying Issuer, the Underwriter, the Trustee, the Swap Counterparty, the Guarantor and their respective affiliates may be Parties in Interest with respect to many Plans.

        If an investment in Class A Certificates by a Plan were to result in the assets of the Trust being deemed to constitute “plan assets” of such Plan, certain aspects of such investment, including the operations of the Trust and the deemed extension of credit between the Underlying Issuer and the holder of a Class A Certificate (as a result of the Underlying Notes being deemed to be “plan assets”), as well as subsequent transactions involving the Trust or its assets, might constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the United States Department of Labor (the “DOL”). Neither ERISA nor the Code defines the term “plan assets.” Under Section 2510.3-101 of the DOL regulations (the “Regulation”), a Plan’s assets may include the assets of an entity if the Plan acquires an “equity interest” in such entity. Thus, if a Plan acquires a Class A Certificate, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust, unless an exception applies under the Regulation.

        The Underwriter expects that the Class A Certificates will satisfy the criteria for treatment as publicly-offered securities under the Regulation. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

        The Underwriter will verify that there will be at least 100 separate purchasers (whom the Underwriter has no reason to believe are not independent of the Company or of one another) at the conclusion of the initial offering. There is no assurance that the 100 independent investor requirement of the “publicly-offered security” exception will, in fact, be satisfied.

        Nothing herein shall be construed as a representation that an investment in the Class A Certificates would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan. Any Plan or any other entity the assets of which are deemed to be “plan assets,” such as an insurance company investing assets of its general account, proposing to acquire Class A Certificates should consult with its counsel.

UNDERWRITING

        Subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”) between the Underwriter and the Company, the Company will sell the Class A Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Company all of the Class A Certificates. In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates if any Class A Certificates are purchased.

        The Company has been advised by the Underwriter that it proposes initially to offer the Class A Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of $15.00 per Class A Certificate. The Underwriter may allow and such dealers may reallow a concession not in excess of $12.50. After the initial public offering, the public offering price and the concessions may be changed.

        The Class A Certificates are a new issue of securities with no established trading market. The Class A Certificates are expected to be approved for listing, subject to official notice of issuance, on the NYSE. Trading of the Class A Certificates on the Automated Bond System of the NYSE is expected to commence within the 30-day period after the initial delivery thereof. The Underwriter has told the Company that it presently intends to make a market in the Class A Certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Class A Certificates. Any market making by the Underwriter may be discontinued at any time at the sole discretion of the Underwriter. No assurance can be given as to whether a trading market for the Class A Certificates will develop or as to the liquidity of any trading market.

        Until the distribution of the Class A Certificates is completed, rules of the Commission may limit the ability of the Underwriter to bid for and purchase the Class A Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Class A Certificates. Possible transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Certificates.

        If the Underwriter creates a short position in the Class A Certificates in connection with this offering, that is, if they sell a greater aggregate principal amount of Class A Certificates than is set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Class A Certificates in the open market. The Underwriter may also impose a penalty bid on certain selling group members. This means that if an Underwriter purchases Class A Certificates in the open market to reduce its short position or to stabilize the price of the Class A Certificates, it may reclaim the amount of the selling concession from the selling group members who sold those Class A Certificates as part of the offering.

        In general, purchase of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a Class A Certificate to the extent that it were to discourage resales of the Class A Certificates.

        Neither the Company nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transaction described above might have on the price of the Class A Certificates. In addition, neither the Company nor the Underwriter makes any representation that the Underwriter will engage in such transactions. Such transactions, once commenced, may be discontinued without notice.

        The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

        Citigroup Global Markets Inc. is an affiliate of the Company, and the participation by Citigroup Global Markets Inc. in the offering of the Class A Certificates complies with Conduct Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

RATINGS

        It is a condition to the establishment of the Trust and the issuance of the Class A Certificates that the Class A Certificates be rated identically to the Underlying Notes by both Moody’s and S&P. As of the date of this Prospectus Supplement, Moody’s and S&P have rated the Underlying Notes “A3" and “A-,” respectively.

        The ratings address the likelihood of the receipt by holders of the Class A Certificates of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Notes. The rating does not address the likelihood of the Underlying Issuer failing to report under the Exchange Act.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by S&P and Moody’s. Each security rating should be evaluated independently of any other security rating.

        The Company has not requested a rating on the Class A Certificates by any rating agency other than S&P and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Class A Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates by S&P and Moody’s.

LEGAL OPINIONS

        Certain legal matters relating to the Class A Certificates will be passed upon for the Company and for the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

INDEX OF TERMS

Acceleration....................S-20
Business Day....................S-17
Call Warrants...................S-14
CGMHI...........................S-27
Class A Certificateholders......S-14
Class A Certificates............S-14
Class A Proportion..............S-21
Class B Certificateholders......S-14
Class B Certificates............S-14
Class B Maturity Date...........S-14
Class B Proportion..............S-22
Closing Date....................S-14
Code............................S-28
Commission......................S-15
Company.........................S-14
Depositor.......................S-14
DOL.............................S-32
DTC.............................S-20
ERISA...........................S-32
Exchange Act....................S-15
FSA.............................S-26
Guarantee............S-7, S-25, S-26
Guarantor............S-7, S-25, S-26
integration regulations.........S-29
IRA.............................S-32
IRS.............................S-31
Maturity Date...................S-15
Moody's.........................S-16
non-U.S. investor...............S-29
NYSE............................S-22
OID..............................S-9
Optional Redemption........S-5, S-18
Parties in Interest.............S-32
Payment Default.................S-20
Plan............................S-32
Regulation......................S-32
S&P.............................S-16
SEC Reporting Failure...........S-21
Securities Act..................S-15
Special Tax Counsel.............S-29
Specified Currency..............S-16
Step-Up Rate...............S-3, S-17
Swap.......................S-7, S-14
Swap Counterparty..........S-7, S-14
Swap Termination Date...........S-26
Tax Event.......................S-19
Term Assets.....................S-14
Term Assets Issuer..............S-14
Trust...........................S-14
Trust Agreement.................S-14
Trust Assets....................S-14
Trust Indenture Act.............S-14
U.S. holder.....................S-29
U.S. Person.....................S-29
Underlying Issuer..........S-3, S-14
Underlying Notes................S-14
Underlying Notes Default........S-26
Underlying Notes Payment Date...S-15
Underlying Notes Prospectus.....S-15
Underlying Notes Registration
  Statement.....................S-15
Underwriter.....................S-16
Underwriting Agreement..........S-33
Voting Rights...................S-23
Warrant Class B Purchase Price..S-18
Warrant Exercise Date...........S-17
Warrantholders..................S-14

APPENDIX A

DESCRIPTION OF THE UNDERLYING NOTES

Underlying Issuer:	The Dow Chemical Company

Underlying Notes:	6.00% Notes due October 1, 2012

Maturity Date:	October 1, 2012

Original Principal Amount Issued:	$900,000,000

CUSIP No.:	260543BR3

Stated Interest Rate:	6.00% per annum

Interest Payment Dates:	April 1 and October 1

Redemption:

The Underlying Issuer has the right to redeem the Underlying Notes, in whole or in part, at the option of the Underlying Issuer, at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Underlying Notes to be redeemed on the date of redemption and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon on the date of redemption (not including any portion of any payments of interest accrued to the date of redemption), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a certain treasury benchmark rate plus 0.25%, plus in each case, accrued and unpaid interest thereon to the date of redemption. Upon the occurrence of certain adverse tax events, the Underlying Issuer may also, at its option, redeem the Underlying Notes, in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Underlying Notes being redeemed together with interest accrued thereon to the date fixed for redemption.

Principal Amount of Underlying Notes Deposited Under Trust Agreement:	$25,000,000

        The above summary is qualified in its entirety by reference to the Underlying Notes Prospectus. Neither the Depositor nor any of its affiliates make any representation about the completeness, accuracy or timeliness of information in the Underlying Notes Prospectus.

Available Information

        The Underlying Issuer is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Underlying Issuer with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be maintained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, on which one or more of the Underlying Issuer’s securities are listed.

A-1

Prospectus

Trust Certificates
   (Issuable in Series)

Structured Products Corp.
Depositor

The Trust Certificates (the “Certificates”) offered hereby and by supplements (each a “Prospectus Supplement”) to this Prospectus will be offered from time to time in one or more series (each a “Series”) and in one or more classes within each such Series (each a “Class”) in one or more foreign or composite currencies, including the European Currency Unit (“ECU”). Certificates of each respective Series and Class will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus. Certificates may be sold for United States dollars or for one or more foreign or composite currencies, and the principal of, premium, if any, and any interest to be distributed in respect of Certificates may be payable in United States dollars or in one or more foreign or composite currencies. Each Series and Class of Certificates may be issuable as individual securities in registered form without coupons (“Registered Certificates”) or in bearer form with or without coupons attached (“Bearer Certificates”) or as one or more global securities in registered or bearer form (each a “Global Security”).

Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in securities (the “Term Assets”), issued by one or more issuers (the “Term Assets Issuers”), together with certain other assets described herein and in the related Prospectus Supplement (such assets, together with the Term Assets, the “Deposited Assets”), to be deposited in a trust (the “Trust”) for the benefit of holders of Certificates of such Series (“Certificateholders”) by Structured Products Corp. (the “Company”) pursuant to a trust agreement and a series supplement thereto with respect to a given Series (collectively, the “Trust Agreement”) among the Company, as depositor or transferor, the administrative agent, if any (the “Administrative Agent”), and the trustee (the “Trustee”) named in the related Prospectus Supplement. The Term Assets consist of a publicly issued, fixed income debt security or asset backed security or a pool of such debt securities or asset backed securities issued by one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities), organized under the laws of the United States of America or any state, which are subject to the informational requirements of the Securities Exchange Act of 1934 and which in accordance therewith file reports and other information with the Securities and Exchange Commission. If so specified in the related Prospectus Supplement, the Trust for a Series of Certificates may also include, or the Certificateholders of such Certificates may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Deposited Assets (collectively, “Credit Support”). See “Description of Certificates” and “Description of Deposited Assets and Credit Support”.

Prospective investors should consider, among other things, the information set forth under “Risk Factors” commencing on page 3 of this Prospectus and in the related Prospectus Supplement.

Each Class of Certificates of any Series will represent the right, which may be senior to those of one or more of the other Classes of such Series, to receive specified portions of payments of principal, interest and certain other amounts on the Deposited Assets in the manner described herein and in the related Prospectus Supplement. A Series may include two or more Classes differing as to the timing, sequential order or amount of distributions of principal, interest or premium and one or more Classes within such Series may be subordinated in certain respects to other Classes of such Series. The Certificates of each Series (or Class within such Series) offered hereby will be rated at the time of issuance in one of the recognized investment grade rating categories by one or more nationally recognized rating agencies.

To the extent provided herein and in the applicable Prospectus Supplement, the Company’s only obligations with respect to each Series of Certificates will be, pursuant to certain representations and warranties concerning the Deposited Assets, to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to provide for the Credit Support, if any. The principal obligations of an Administrative Agent, if any is named in the applicable Prospectus Supplement, with respect to a Series of Certificates will be pursuant to its contractual administrative obligations and, only as and to the extent provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Deposited Assets. See “Description of Trust Agreement—Advances in Respect of Delinquencies”.

The Certificates of each Series will not represent an obligation of or interest in the Company, any Administrative Agent or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. The Certificates will not be guaranteed or insured by any governmental agency or instrumentality, or by the Company, any Administrative Agent or their respective affiliates.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Certificates may be offered and sold to or through underwriters, through dealers or agents or directly to purchasers, as more fully described under “Plan of Distribution” herein and “Method of Distribution” in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a Prospectus Supplement.

The date of this Prospectus is December 19, 2002

PROSPECTUS SUPPLEMENT

        The Prospectus Supplement relating to a Series of Certificates to be offered thereby and hereby will set forth, among other things, the following with respect to such Series: (a) the specific designation and aggregate principal amount, (b) the currency or currencies in which the principal (the “Specified Principal Currency”), premium, if any (the “Specified Premium Currency”), and any interest (the “Specified Interest Currency”) are distributable (the Specified Principal Currency, the Specified Premium Currency and the Specified Interest Currency being collectively referred to as the “Specified Currency”), (c) the number of Classes of such Series and, with respect to each Class of such Series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations, (d) certain information concerning the type, characteristics and specifications of the Deposited Assets and any Credit Support for such Series or Class, (e) the relative rights and priorities of each such Class (including the method for allocating collections from the Deposited Assets to the Certificateholders of each Class and the relative ranking of the claims of the Certificateholders of each Class to such Deposited Assets), (f) the name of the Trustee and the Administrative Agent, if any, for such Series, (g) the Pass Through Rate (as defined herein) or the terms relating to the applicable method of calculation thereof, (h) the time and place of distribution (each such date, a “Distribution Date”) of any interest, premium (if any) and/or principal, (i) the date of issue, (j) the scheduled final Distribution Date, if applicable, (k) the offering price, (l) any exchange, whether mandatory or optional, the redemption terms and any other specific terms of Certificates of each such Series or Class. See “Description of Certificates—General” for a listing of other items that may be specified in the applicable Prospectus Supplement.

AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “Commission”). Reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. The Company does not intend to send any financial reports to Certificateholders.

        The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates will be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Secretary of Structured Products Corp., 390 Greenwich Street, New York, New York 10013. Telephone requests for such copies should be directed to the Secretary of Structured Products Corp. at (212) 816-6000.

REPORTS TO CERTIFICATEHOLDERS

        Unless and until Definitive Certificates are issued, on each Distribution Date unaudited reports containing information concerning the related Trust will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. (“Cede”), as nominee of DTC and registered holder of the Certificates. See “Description of Certificates—Global Securities” and “Description of Trust Agreement—Reports to Certificateholders; Notice”. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Company, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.

IMPORTANT CURRENCY INFORMATION

        Purchasers are required to pay for each Certificate in the Specified Principal Currency for such Certificate. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a Certificate having a Specified Principal Currency other than U.S. dollars, Salomon Smith Barney Inc. (the “Offering Agent”) will arrange for the exchange of U.S. dollars into such Specified Principal Currency to enable the purchaser to pay for such Certificate. Such request must be made on or before the fifth Business Day (as defined herein) preceding the date of delivery of such Certificate or by such later date as is determined by the Offering Agent. Each such exchange will be made by the Offering Agent on such terms and subject to such conditions, limitations and charges as the Offering Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

         References herein to "U.S. dollars", "U.S.$", "USD", "dollar" or "$" are to the lawful currency of the United States.

RISK FACTORS

        In connection with an investment in the Securities of any Series, prospective investors should consider, among other things, the material risk factors set forth below and any additional material risk factors set forth in the applicable Prospectus Supplement.

        The Certificates May Not Be a Liquid Investment. There will be no market for any Series (or Class within such Series) of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of such Certificates.

        Certificates Are Limited Obligations and Are Not Recourse Obligations of the Company or Its Affiliates. The Certificates will not represent a recourse obligation of or interest in the Company or any of its affiliates. The Certificates of each Series will not be insured or guaranteed by any government agency or instrumentality, the Company, any Person affiliated with the Company or the Issuer, or any other Person. The obligations, if any, of the Company with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties with respect to the Term Assets or other Deposited Assets. The Company does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If, for example, the Company were required to repurchase a Term Asset with respect to which the Company has breached a representation or warranty, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of such Term Asset to the Company, or from a reserve fund established to provide funds for such repurchases. The Company has no obligation to establish or maintain any such reserve fund.

        Trust Consists of Limited Assets and Payments on the Certificates Will Be Made Solely from Deposited Assets. The only material assets expected to be in a Trust are the Deposited Assets corresponding to the related Series (or Class) of Certificates being offered. The Certificates are not insured or guaranteed by the Company, any Administrative Agent or any of their affiliates. Accordingly, Certificateholders’ receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust’s receipt of payments with respect to the Deposited Assets and any Credit Support identified in the related Prospectus Supplement. See “Description of Deposited Assets and Credit Support”.

        Average Life and Yield of Certificates May Vary Thus Creating Reinvestment Risk. The timing of distributions of interest, premium (if any) and principal of any Series (or of any Class within such Series) of Certificates is affected by a number of factors, including the performance of the related Deposited Assets, the extent of any early redemption, repayment, amortization, acceleration of payment rate, slow down of payment rate or extension of maturity or amortization with respect to the related Term Assets (or portion thereof) and the manner and priority in which collections from such Term Assets and any other Deposited Assets are allocated to each Class of such Series. Certain of these factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related Prospectus Supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and certain other terms applicable to such Term Assets and any other Deposited Assets. See “Maturity and Yield Considerations”.

        Tax Considerations Should Be Reviewed. Special Tax Counsel has delivered an opinion to the Company that the discussion contained herein under the caption “Certain Federal Income Tax Considerations”, to the extent it constitutes matters of law or legal conclusions thereto, is true and correct in all material respects. Special Tax Counsel has also delivered an opinion that the Trust will not be characterized as an association taxable as a corporation (or publicly traded partnership treated as an association) for federal income tax purposes. Special Tax Counsel has not delivered (and unless otherwise indicated in the Prospectus Supplement does not intend to deliver) any other opinions regarding the Trust or the Certificates. Prospective investors should be aware that no rulings have been sought from the Internal Revenue Service (“IRS”), and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with Special Tax Counsel’s opinions. If, contrary to Special Tax Counsel’s opinion, the Trust is characterized or treated as a corporation for federal income tax consequences, among other consequences, the Trust would be subject to federal income tax (and similar state income or franchise taxes) on its income and distributions to Certificateholders would be impaired. See “Federal Income Tax Considerations” herein and in the related Prospectus Supplement.

        Investment Company Act of 1940 Considerations Should Be Reviewed. The Investment Company Act of 1940 defines as an “investment company” any issuer that is engaged in the business of investing, reinvesting, owning, holding, or trading in securities. Unless an exclusion or safe harbor applies, a company is an investment company if it owns “investment securities” with a value exceeding forty percent (40%) of the value of its total assets on an unconsolidated basis, excluding government securities and cash items. One exclusion from the definition of “investment company” is provided to issuers of asset backed securities that comply with Rule 3a-7 of the Investment Company Act. The Company believes, based on opinion of counsel, that each Trust formed for the issuance of Certificates meets the requirements of Rule 3a-7 of the Investment Company Act and thus is not an “investment company” for purposes of the Investment Company Act. Failure to meet this or any other exclusion from the definition of “investment company” would require the Trust to register as an “investment company” under the Investment Company Act. Regulation of any Trust under the Investment Company Act likely would have a material adverse impact on that Trust, and distributions to holders of the Certificates of that Trust could be seriously impaired.

        Limited Nature of Rating; Reduction or Withdrawal of Rating Could Occur Which May Adversely Affect the Value of the Certificates. At the time of issue, the Certificates of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories by one or more nationally recognized rating agencies (a “Rating Agency”). Unless otherwise specified in the applicable Prospectus Supplement, the rating of any Series or Class of Certificates is based primarily on the related Deposited Assets and any Credit Support and the relative priorities of the Certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support. The rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. In addition, the rating does not address the likelihood that the principal amount of any Series or Class will be paid prior to any final legal maturity date. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any Class or Classes of a given Series of Certificates may not be offered pursuant to this Prospectus, in which case such Class or Classes may or may not be rated in an investment grade category by a Rating Agency.

        Global Securities Limit Direct Voting and Ability to Pledge Certificates. The Certificates of each Series (or, if more than one Class exists, each Class of such Series) will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depositary (as defined herein) and will not be issued as individual definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual definitive Certificates of a particular Series or Class are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement. Hence, until such time, such purchasers will only be able to exercise the rights of Certificateholders indirectly through the Depositary and its respective participating organizations and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depositary’s system, or to otherwise act with respect to such Certificate, may be limited. See “Description of Certificates—Global Securities” and “Limitations on Issuance of Bearer Certificates” and any further description contained in the related Prospectus Supplement.

        Risks With Respect to Currency, Exchange Rates and Exchange Controls May Exist. The Certificates of any given Series (or Class within such Series) may be denominated in a currency other than U.S. dollars to the extent specified in the applicable Prospectus Supplement. An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a U.S. dollar-denominated security. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would decrease the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

        Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate would not be available.

         IT IS STRONGLY RECOMMENDED THAT PROSPECTIVE PURCHASERS CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS. See "Currency Risks".

        Trust May Include Derivatives Which Could Affect the Value of the Certificates. A Trust may include various derivative instruments, including interest rate, currency, securities, commodity and credit swaps, caps, floors, collars and options and structured securities having embedded derivatives (such as structured notes). Swaps involve the exchange with another party of their respective commitments to pay or receive amounts computed by reference to specified fixed or floating interest rates, currency rates, securities prices, yields or returns (including baskets of securities or securities indices) or commodity prices and a notional principal amount (i.e., the reference amount with respect to which such obligations are determined, although no actual exchange of principal occurs except for currency swaps); for example, an exchange of floating rate payments for fixed rate payments. Interim payments are generally netted, with the difference being paid by one party to the other. The purchase of a cap entitles the purchaser, to the extent that a specified rate, price, yield or return exceeds a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such cap. The purchase of a floor entitles the purchaser, to the extent that a specified rate, price, yield or return declines below a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such floor. Options function in a manner similar to caps and floors, and exist on various underlying securities, such as bonds, equities, currencies and commodities. Options can also be structured as securities such as warrants or can be embedded in securities such as certain commodity or equity-linked bonds with option-like characteristics. Forward contracts involve the purchase and sale of a specified security, commodity, currency or other financial instrument at a specified price and date in the future, and may be settled by physical delivery or cash payment. Credit derivatives involve swap and option contracts designed to assume or lay off credit risk on loans, debt securities or other assets, or in relation to a particular reference entity or country, in return for either swap payments or payment of premium. Credit derivatives may also be embedded in other instruments such as notes or warrants. Credit derivatives give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive or make a payment from the other party, upon the occurrence of specified credit events.

        Fluctuations in securities, currency and commodity rates, prices, yields and returns may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a Trust. In addition, derivatives may be limited to covering only certain risks. Continued payments on derivatives may be affected by the financial condition of the counterparties thereto (or, in some instances, the guarantor thereunder). There can be no assurance that counterparties will be able to perform their obligations. Failure by a counterparty (or the related guarantor, if any) to make required payments may result in the delay or failure to make payments on the related securities and risks. In addition, the notional amounts on which payments are made may vary under certain circumstances and may not bear any correlation to principal amounts of the related securities. The terms and risks of the relevant derivatives will be described in the related Prospectus Supplement. Further, the relevant Prospectus Supplement will identify the material terms, the material risks and the counterparty for any derivative instrument in a Trust which is the result of an agreement with such counterparty to the extent that such agreement is material.

        Publicly Available Information Concerning Term Assets Issuers Should Be Reviewed; Risk of Loss if Public Information Not Available. It is strongly recommended that each prospective purchaser of Certificates obtain and evaluate the same information concerning each Term Assets Issuer (as defined herein) as it would obtain and evaluate if it were investing directly in the Term Assets or in other securities issued by the Term Assets Issuer. The publicly available information concerning a Term Assets Issuer is important in considering whether to invest in or sell Certificates. To the extent such information ceases to be available, an investor’s ability to make an informed decision to purchase or sell Certificates could be impeded. The information in this Prospectus and any Prospectus Supplement concerning the Term Assets and the Term Assets Issuers has been obtained from publicly available documents, and none of the Company, the Trustee or any of their affiliates has undertaken, or will undertake, any investigation of the accuracy or completeness of such documents (whether or not filed with the Commission) or the financial condition or creditworthiness of any Term Assets Issuer. The issuance of Certificates of any Series should not be construed as an endorsement by the Company or the Trustee or any of their affiliates of the financial condition or business prospects of any Term Assets Issuer.

        Remedies Available to Certificateholders Are Limited Due to Passive Nature of the Trust. The remedies available to a Trustee of a relevant Trust are predetermined and therefore an investor in the Certificates has less discretion over the exercise of remedies than if such investor directly invested in the Term Assets. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Term Assets Issuer or the value of the Deposited Assets. Except as indicated below, a holder will not be able to dispose of or take other actions with respect to any Deposited Assets. Under certain circumstances described in the applicable Prospectus Supplement, the Trustee will (or will at the direction of a specified percentage of Certificateholders of the relevant Series) dispose of, or take certain other actions in respect of, the Deposited Assets. In certain limited circumstances, such as a mandatory redemption of Term Assets or the exercise by a third party of the right to purchase Term Assets (as described below under “Description of Trust Agreement – Termination”), the Trustee may dispose of the Deposited Assets prior to maturity. The applicable Prospectus Supplement will describe the particular circumstances, if any, under which a Deposited Asset may be disposed of prior to maturity.

        Optional Exchange for Deposited Assets Will Generally Be Unavailable. Although the Prospectus Supplement for a Series of Certificates may designate such Series as an Exchangeable Series (as defined herein) and may provide that a Certificateholder may exchange Certificates of the Exchangeable Series for a pro rata portion of Deposited Assets of the related Trust, any such Optional Exchange Right will be exercisable only to the extent that the exercise of such right would not be inconsistent with the Company’s or Trust’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder. See “Description of Certificates – Optional Exchange.”. Accordingly, the optional exchange right described in this Prospectus under the heading “Description of Certificates – Optional Exchange” and further described in the relevant Prospectus Supplement may be available only to the Company and its affiliates and designees. Other Certificateholders will generally not be able to exchange their Certificates of an Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust. In addition, the exercise of an optional exchange right will decrease the outstanding aggregate amount of Certificates of the applicable Exchangeable Series.

        The Prospectus Supplement for each Series of Certificates will set forth information regarding any additional material risk factors applicable to such Series (and each Class within such Series).

THE COMPANY

        The Company was incorporated in the State of Delaware on November 23, 1992, as an indirect, wholly-owned, limited-purpose finance subsidiary of Salomon Smith Barney Holdings Inc. The Company will not engage in any business or other activities other than issuing and selling securities from time to time and acquiring, owning, holding, pledging and transferring assets (including Deposited Assets and Credit Support) in connection therewith or with the creation of a Trust and in activities related or incidental thereto. The Company does not have, nor is it expected to have, any significant unencumbered assets. The Company’s principal executive offices are located at 390 Greenwich Street, New York, New York 10013 (telephone (212) 816-6000).

USE OF PROCEEDS

        The net proceeds to be received from the sale of each Series or Class of Certificates (whether or not offered hereby) will be used by the Company for such purposes as may be specified in the applicable Prospectus Supplement. Such purposes may include, without limitation, purchasing the related Deposited Assets (or providing a Trust with funds to purchase such Deposited Assets) and arranging certain Credit Support including, if specified in the related Prospectus Supplement, making required deposits into any reserve account or other account for the benefit of the Certificateholders of such Series or Class. Any remaining net proceeds will be used by the Company for general corporate purposes.

FORMATION OF THE TRUST

        The Company will assign the Deposited Assets (or cash to purchase such assets) for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Certificateholders of such Series. See “Description of Trust Agreement—Assignment of Deposited Assets”. The Deposited Assets will consist of a publicly issued, fixed income debt security or asset backed security or pool of such debt securities or asset backed securities issued by one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities) organized under the laws of the United States of America or any state, which are subject to the informational requirements of the Exchange Act and which in accordance therewith file reports and other information with the Commission. See “Description of Deposited Assets and Credit Support.” The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the “Trustee’s Fee”). Any Administrative Agent named in the applicable Prospectus Supplement will perform such tasks as are specified therein and in the Trust Agreement and will receive a fee for such services (the “Administration Fee”) as specified in the Prospectus Supplement. See “Description of Trust Agreement—Collection and Other Administrative Procedures” and “—Retained Interest; Administrative Agent Compensation and Payment of Expenses”. The Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

        The Company’s assignment of the Deposited Assets to the Trustee will be without recourse. To the extent provided in the applicable Prospectus Supplement, the obligations of an Administrative Agent, if any, so named therein with respect to the Deposited Assets will consist primarily of its contractual administrative obligations, if any, under the Trust Agreement, its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under “Description of Trust Agreement—Advances in Respect of Delinquencies”, and its obligations, if any, to purchase Deposited Assets as to which there has been a breach of certain representations and warranties or as to which the documentation is materially defective. The obligations of an Administrative Agent, if any, named in the applicable Prospectus Supplement to make advances will be limited to amounts which any such Administrative Agent believes ultimately would be recoverable under any Credit Support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See “Description of Trust Agreement—Advances in Respect of Delinquencies”.

        To the extent provided in the related Prospectus Supplement, each Trust will consist of (i) the applicable Deposited Assets, or interests therein, exclusive of any interest in such assets (the “Retained Interest”) retained by the Company or any previous owner thereof, as from time to time are specified in the Trust Agreement; (ii) such collections as from time to time are identified as deposited in the related Certificate Account; (iii) property, if any, acquired on behalf of Certificateholders by foreclosure or repossession and any revenues received thereon; (iv) those elements of Credit Support, if any, provided with respect to any Class within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under “Description of Deposited Assets and Credit Support—Credit Support”; (v) the rights of the Company under the agreement or agreements entered into by the Trustee on behalf of the Certificateholders which constitute, or pursuant to which the Trustee has acquired, such Deposited Assets; and (vi) the rights of the Trustee in any cash advance, reserve fund or surety bond.

        In addition, to the extent provided in the applicable Prospectus Supplement, the Company will obtain Credit Support for the benefit of the Certificateholders of any related Series (or Class within such Series) of Certificates.

MATURITY AND YIELD CONSIDERATIONS

        Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Term Assets and the terms, if any, upon which such Term Assets may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Term Assets with respect to the foregoing may affect the weighted average life of the related Series of Certificates.

        The effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain aspects of the Deposited Assets or any Credit Support or the manner and priorities of allocations of collections with respect to such Deposited Assets between the Classes of a given Series. The yield to maturity of any Series (or Class within such Series) may be affected by any optional or mandatory redemption, repayment, amortization or extension of maturity of the related Term Assets. A variety of tax, accounting, economic, and other factors will influence whether any applicable party exercises any right of redemption, repurchase or extension in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a Term

Assets Issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Term Assets, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Term Asset redeemable at the option of a Term Assets Issuer will be repaid prior to its stated maturity.

        To the extent specified in the related Prospectus Supplement, each of the Term Assets will be subject to acceleration upon the occurrence of certain Term Asset Events of Default (as defined herein). The maturity and yield on the Certificates will be affected by any early repayment of the Term Assets as a result of the acceleration of the Term Assets. See “Description of Deposited Assets”.

        The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

        The yield to maturity of any Series (or Class) of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Pass-Through Rate for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Certificates, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Term Assets having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such Certificates may affect the yield thereon.

        The Prospectus Supplement for each Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Term Assets.

DESCRIPTION OF CERTIFICATES

        Each Series (or, if more than one Class exists, the Classes within such Series) of Certificates will be issued pursuant to a Trust Agreement and a separate series supplement thereto among the Company, the Administrative Agent, if any, and the Trustee named in the related Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets, Credit Support and related Trust.

        The following summaries describe material provisions of the Trust Agreement which may be applicable to each Series of Certificates. The applicable Prospectus Supplement for a Series of Certificates will describe any material provision of the Trust Agreement or the applicable Certificates that is not described in this Prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates. As used herein with respect to any Series, the term “Certificate” refers to all the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.

General

        There is no limit on the amount of Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Certificates of the applicable Series may be issued in multiple Classes. The Series (or Classes within such Series) of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See “Description of Deposited Assets and Credit Support—Collections”.

        Reference is made to the related Prospectus Supplement for a description of the following terms of the Series (and if applicable, Classes within such Series) of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered: (i) the title of such Certificates; (ii) the Series of such Certificates and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Company (and, with respect to any Term Asset which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, certain information concerning the terms of each such Term Asset, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained); (iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued (each, an “Original Issue Date”), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Certificateholders of each such Class); (vii) whether the Certificates of such Series or each Class within such Series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the “Pass-Through Rate”) for each such Class, including the applicable rate, if fixed (a “Fixed Pass-Through Rate”), or the terms relating to the particular method of calculation thereof applicable to such Series or each Class within such Series, if variable (a “Variable Pass-Through Rate”); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates, if any; (viii) the option, if any, of any Certificateholder of such Series or Class to withdraw a portion of the assets of the Trust in exchange for surrendering such Certificateholder’s Certificate or to put the Certificate to the Company or a third party or of the Company or Administrative Agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Company’s or Trust’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part; (ix) the rating of such Series or each Class within such Series offered hereby (provided, however, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade); (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable; (xi) whether the Certificates of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions (“Strip Certificates”), and the applicable terms thereof; (xii) whether the Certificates of such Series or of any Class within such Series are to be issued as Registered Securities or Bearer Certificates or both and, if Bearer Certificates are to be issued, whether coupons (“Coupons”) will be attached thereto; whether Bearer Certificates of such Series or Class may be exchanged for Registered Securities of such Series or Class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made; (xiii) whether the Certificates of such Series or of any Class within such Series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined herein), if other than The Depository Trust Company, for such Global Security or Securities; (xiv) if a temporary Certificate is to be issued with respect to such Series or any Class within such Series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a definitive Certificate of such Series or Class will be credited to the account of the Persons entitled thereto on such Distribution Date; (xv) if a temporary Global Security is to be issued with respect to such Series or Class, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Certificates (as defined herein) of such Series or Class and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Certificates of such Series or Class; (xvi) if other than U.S. dollars, the Specified Currency applicable to the Certificates of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Company or a Certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election; (xvii) any additional Administrative Agent Termination Events (as defined herein), if applicable, provided for with respect to such Class; (xviii) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Certificateholders of such Series and each Class within such Series required with respect to certain actions by the Company or the applicable Administrative Agent, if any, or the Trustee; and (xix) any other terms of such Series or

Class within such Series of Certificates not inconsistent with the provisions of the Trust Agreement relating to such Series.

        The United States federal income tax consequences and ERISA consequences relating to any Series or any Class within such Series of Certificates will be described in this Prospectus and in the applicable Prospectus Supplement. In addition, any risk factors, the specific terms and other information with respect to the issuance of any Series or Class within such Series of Certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement relating to such Series or Class. The U.S. dollar equivalent of the public offering price or purchase price of a Certificate having a Specified Principal Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfer in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the “Market Exchange Rate”) for such Specified Principal Currency on the applicable issue date. As specified in the applicable Prospectus Supplement such determination will be made by the Company, the Trustee, the Administrative Agent, if any, or an agent thereof as exchange rate agent for each Series of Certificates (the “Exchange Rate Agent”).

        Registered Certificates may be transferred or exchanged for like Certificates of the same Series and Class at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Bearer Certificates will be transferable by delivery. Provisions with respect to the exchange of Bearer Certificates will be described in the applicable Prospectus Supplement. Registered Securities may not be exchanged for Bearer Certificates. The Company may at any time purchase Certificates at any price in the open market or otherwise. Certificates so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation of such Certificates.

Distributions

        Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series (and Class within such Series) will be made in the Specified Currency for such Certificates by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the “Determination Date”). If the Specified Currency for a given Series or Class within such Series of Registered Certificates is other than U.S. dollars, the Administrative Agent, if any, or otherwise the Trustee will (unless otherwise specified in the applicable Prospectus Supplement) arrange to convert all payments in respect of each Certificate of such Series or Class into U.S. dollars in the manner described in the following paragraph. The Certificateholder of a Registered Certificate of a given Series or Class within such Series denominated in a Specified Currency other than U.S. dollars may (if the applicable Prospectus Supplement and such Certificate so indicate) elect to receive all distributions in respect of such Certificate in the Specified Currency by delivery of a written notice to the Trustee and Administrative Agent, if any, for such Series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under “Currency Risks—Payment Currency” below. Such election will remain in effect until revoked by written notice to such Trustee and Administrative Agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

        In the case of a Registered Certificate of a given Series or Class within such Series having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all Registered Certificates. All currency exchange costs will be borne by the Certificateholders of such Registered Certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company’s control, in which case such distributions will be made as described under “Currency Risks—Payment Currency” below. The applicable Prospectus Supplement will specify such information with respect to Bearer Certificates.

        Except as provided in the succeeding paragraph, distributions with respect to Certificates will be made (in the case of Registered Certificates) at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement; provided, however, that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above. No distribution on a Bearer Certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the Certificateholder thereof in the United States.

        Distributions on Registered Certificates in U.S. dollars will be made, except as provided below, by check mailed to the Registered Certificateholders of such Certificates (which, in the case of Global Securities, will be a nominee of the Depositary); provided, however, that, in the case of a Series or Class of Registered Certificates issued between a Record Date (as defined herein) and the related Distribution Dates, interest for the period beginning on the issue date for such Series or Class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will be distributed on the next succeeding Distribution Date to the Registered Certificateholders of the Registered Certificates of such Series or Class on the related Record Date. A Certificateholder of $10,000,000 (or the equivalent thereof in a Specified Principal Currency other than U.S. dollars) or more in aggregate principal amount of Registered Certificates of a given Series will be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any Certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Certificateholder will provide appropriate wire transfer instructions to the Trustee for such Series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

        “Business Day” with respect to any Certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such Certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, will be Brussels, Belgium) and (ii) if the Pass-Through Rate for such Certificate is based on LIBOR, a London Banking Day. “London Banking Day” with respect to any Certificate means any day on which dealings in deposits in the Specified Currency of such Certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a Series or Class of Registered Certificates shall be specified as such in the applicable Prospectus Supplement.

Interest on the Certificates

        General. Each Class of Certificates (other than certain Classes of Strip Certificates) of a given Series may have a different Pass-Through Rate, which may be a fixed or variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, “Stripped Interest”) described in the related Prospectus Supplement. For purposes hereof, “Notional Amount” means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Certificates herein or in a Prospectus Supplement does not indicate that such Certificates represent the right to receive any distributions in respect of principal in such amount, but rather the term “Notional Amount” is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

        Fixed Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a fixed Pass-Through Rate (“Fixed Rate Certificates”) will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable

Prospectus Supplement until the principal amount thereof is distributed or made available for payment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Pass-Through Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Interest on each Series or Class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest will include interest accrued through the day specified in the applicable Prospectus Supplement. Interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

        Floating Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a variable Pass-Through Rate (“Floating Rate Certificates”) will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined herein) for such Series or Class at the Initial Pass-Through Rate set forth on the face thereof and in the applicable Prospectus Supplement. Thereafter, the Pass-Through Rate on such Series or Class for each Interest Reset Period (as defined herein) will be determined by reference to an interest rate basis (the “Base Rate”), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The “Spread” is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the “Spread Multiplier” is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate: (i) LIBOR (a “LIBOR Reference Rate Certificate”), (ii) the Commercial Paper Rate (a “Commercial Paper Reference Rate Certificate”), (iii) the Treasury Rate (a “Treasury Reference Rate Certificate”), (iv) the Federal Funds Rate (a “Federal Funds Reference Rate Certificate”), (v) the CD Rate (a “CD Reference Rate Certificate”) or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such Prospectus Supplement and in such Certificate. The “Index Maturity” for any Series or Class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates”, or any successor publication, published by the Board of Governors of the Federal Reserve System. “Composite Quotations” means the daily statistical release entitled “Composite 3:30 p.m. Quotations for U.S. Government Securities” published by the Federal Reserve Bank of New York.

        As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series or Class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement (“Maximum Pass-Through Rate”) and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period (“Minimum Pass-Through Rate”). In addition to any Maximum Pass-Through Rate that may be applicable to any Series or Class of Floating Rate Certificates, the Pass-Through Rate applicable to any Series or Class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Floating Rate Certificates will be governed by the law of the State of New York and, under such law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

        The Company will appoint, and enter into agreements with, agents (each a “Calculation Agent”) to calculate Pass-Through Rates on each Series or Class of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series or Class of Floating Rate Certificates. All determinations of interest by the Calculation Agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series or Class.

        The Pass-Through Rate on each Class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the “Interest Reset Period” for such Class, and the first day of each Interest Reset Period being an “Interest Reset Date”), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series, and any Class within such Series of Floating Rate Certificates will be specified in the applicable Prospectus Supplement; provided, however, that unless otherwise specified in such Prospectus Supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Scheduled Final Distribution Date will be that in effect on the tenth day preceding such Scheduled Final Distribution Date. If an Interest Reset Date for any Class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable Prospectus Supplement.

        Interest payable in respect of Floating Rate Certificates will be the accrued interest from and including the Original Issue Date of such Series or Class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

        With respect to a Floating Rate Certificate, accrued interest will be calculated by multiplying the Certificate Principal Balance of such Certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable Prospectus Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Reference Rate Certificates, Commercial Paper Reference Rate Certificates, Federal Funds Reference Rate Certificates and CD Reference Rate Certificates or by the actual number of days in the year, in the case of Treasury Reference Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

        All percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

        Interest on any Series (or Class within such Series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

        Upon the request of the holder of any Floating Rate Certificate of a given Series or Class, the Calculation Agent for such Series or Class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

        (1)      CD Reference Rate Certificates. Each CD Reference Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

        The “CD Rate” for each Interest Reset Period will be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a “CD Rate Determination Date”) for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading “CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined herein) pertaining to such CD Rate Determination Date, then the “CD Rate” for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading “Certificates of Deposit”. If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the “CD Rate” for such Interest Reset Period will be calculated by the Calculation Agent for such CD Reference Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The

City of New York selected by the Calculation Agent for such CD Reference Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the “CD Rate” for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

        The “Calculation Date” pertaining to any CD Rate Determination Date will be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

        (2)      Commercial Paper Reference Rate Certificates. Each Commercial Paper Reference Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

        The “Commercial Paper Rate” for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Reference Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a “Commercial Paper Rate Determination Date”) and will be the Money Market Yield (as defined herein) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate will be published in H.15(519) under the heading “Commercial Paper”. In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined herein) pertaining to such Commercial Paper Rate Determination Date, then the “Commercial Paper Rate” for such Interest Reset Period will be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading “Commercial Paper”. If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the “Commercial Paper Rate” for such Interest Reset Period will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Reference Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated “AA” or the equipment by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the “Commercial Paper Rate” for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

        “Money Market Yield” will be a yield calculated in accordance with the following formula:

           Money Market Yield =     D x 360    x     100
                                    -------
                                  360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the specified Index Maturity.

        The “Calculation Date” pertaining to any Commercial Paper Rate Determination Date will be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

        (3)      Federal Funds Reference Rate Certificates. Each Federal Funds Reference Rate Certificate will bear interest for each Interest Resort Period at the Pass-Through Rate calculated with name to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

        The “Federal Funds Rate” for each Interest Reset Period will be the effective rate on the Interest Reset Date for such Interest Reset Period (a “Federal Funds Rate Determination Date”) for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time on the Calculation Date (as defined herein) pertaining to such Federal Funds Rate Determination Date, the “Federal Funds Rate” for such Interest Reset Period will be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading “Federal Funds/Effective Rate”. If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the “Federal Funds Rate” for such Interest Reset Period will be the rate on such Federal Funds Rate Determination Date made publicly available by, the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading “Federal Funds (Effective)", provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the “Federal Funds Rate” for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Federal Funds Reference Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

        The “Calculation Date” pertaining to any Federal Funds Rate Determination Date will be the next succeeding Business Day.

        (4)      LIBOR Reference Rate Certificates. Each LIBOR Reference Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

        With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, “LIBOR” for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Reference Rate Certificate as follows:

        (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a “LIBOR Determination Date”), the Calculation Agent for such LIBOR Reference Rate Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. “Reuters Screen LIBO Page” means the display designated as page “LIBOR” on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, “LIBOR” for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Reference Rate Certificate.

        (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Reference Rate Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, “LIBOR” for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, “LIBOR” for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Reference Rate Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, “LIBOR” for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

        If LIBOR with respect to any LIBOR Reference Rate Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.

        (5)      Treasury Reference Rate Certificates. Each Treasury Reference Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

        The “Treasury Rate” for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined herein) for such Interest Reset Period of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified in the applicable Prospectus Supplement, as such rate will be published in H.15(519) under the heading “U.S. Government Certificates-Treasury bills-auction average (investment)” or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined herein) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the “Treasury Rate” for such Interest Reset Period will be calculated by the Calculation Agent for such Treasury Reference Rate Certificate and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the “Treasury Rate” for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

        The “Treasury Rate Determination Date” for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date will fall on any day that would otherwise be an Interest Reset Date for a Treasury Reference Rate Certificate, then such Interest Reset Date will instead be the Business Day immediately following such auction date.

        The “Calculation Date” pertaining to any Treasury Rate Determination Date will be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Principal of the Certificates

        Each Certificate (other than certain Classes of Strip Certificates) will have a “Certificate Principal Balance” which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related Trust. Distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate of the Class or Classes entitled thereto (in the manner and priority specified in such Prospectus Supplement) until the aggregate Certificate Principal Balance of such Class or Classes has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset (“Realized Losses”) allocated thereto. The initial aggregate Certificate Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal of any Class of Certificates will be made on a pro rata basis among all the Certificates of such Class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

Optional Exchange

        If a holder may exchange Certificates of any given Series for a pro rata portion of the Deposited Assets, the applicable Prospectus Supplement will designate such Series as an “Exchangeable Series”. The terms upon which a holder may exchange Certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Prospectus Supplement; provided that any right of exchange will be exercisable only to the extent that such exchange would not be inconsistent with the Company’s and such Trust’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

        (a)      a requirement that the exchanging holder tender to the Trustee Certificates of each Class within such Exchangeable Series;

        (b)      a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each Certificate being tendered for exchange;

        (c)      a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

        (d)      specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

        (e)      limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit Support or other non-Term Assets deposited in the applicable Trust; and

        (f)      adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses.

        In order for a Certificate of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Certificateholder, the Trustee for such Certificate must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Certificate with the form entitled “Option to Elect Exchange” on the reverse thereof duly completed, or (ii) in the case of Registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Certificate, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged, the certificate number or a description of the tenor and terms of such Registered Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Certificate to be exchanged with the form entitled “Option to Elect Exchange” on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the holder for exchange will be irrevocable. The exchange option may be exercised by the holder of a Certificate for less than the entire Certificate Principal Balance of such Certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Certificate will be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof will be issued (which, in the case of any Registered Certificate, will be in the name of the holder of such exchanged Certificate).

        Because initially and unless and until Definitive Certificates are issued each Certificate will be represented by a Global Security, the Depositary’s nominee will be the Certificateholder of such Certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary’s nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of such Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such Certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

        Upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in the applicable Prospectus Supplement, the applicable Certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and Class within such Exchangeable Series) of the Certificate being exchanged, in the manner and to the extent described in such Prospectus Supplement, and would therefore own the Deposited Assets and have the ability to enforce their rights directly as owners of the Deposited Assets. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Certificateholder, such pro rata share of the Deposited Assets, in which event the Certificateholder will be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

Put Option

        If specified in the applicable Prospectus Supplement, a holder may put Certificates of a given Series to the Company or a third party. The terms upon which a holder may put its Certificates (including the price) will be specified in the related Prospectus Supplement; provided, however, any put option will be exercisable only to the extent that such put would not be inconsistent with the Company’s or Trust’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder.

Global Securities

        All Certificates of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for Registered Certificates denominated and payable in U.S. dollars), or such other depositary identified in the related Prospectus Supplement (the “Depositary”), and registered in the name of a nominee of the Depositary. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. See “Limitations on Issuance of Bearer Certificates” for provisions applicable to Certificate issued in bearer form. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a “Definitive Certificate”), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

        The Depository Trust Company has advised the Company as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company

was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depositary (“participants”) in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Such Depositary’s participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own such Depositary. Access to such Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Company that it intends to follow such procedures.

        Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Certificates represented by such Global Security to the accounts of its participants. The accounts to be accredited will be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or Persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

        So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Security for all purposes. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholder thereof under the Trust Agreement governing such Certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entries that do not participate in the Depositary’s system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

        Subject to the restrictions discussed under “Limitations on Issuance of Bearer Certificates” below, distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Certificateholder of such Global Security. None of the Company, the Administrative Agent, if any, the Trustee for such Certificates, any Paying Agent or the Certificate Registrar for such Certificates will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under “Limitations on Issuance of Bearer Certificates” below.

        The Company expects that the Depositary for Certificates of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Certificates, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under “Limitations on Issuance of Bearer Certificates”.

        If the Depositary for Certificates of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a given Class represented by one or more Global Securities and, in such event will issue individual Definitive Certificates of such Class in exchange for the Global Security or Securities representing such Certificates. Further, if the Company so specifies with respect to the Certificates of a given Class, an owner of a beneficial interest in a Global Security representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates of the Class represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name (if the Certificates of such Class are issuable as Registered Certificates). Individual Definitive Certificates of such Class so issued will be issued as (a) Registered Certificates in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Certificates or such Class are issuable as Registered Securities, (b) as Bearer Certificates in the denomination or denominations specified by the Company if the Certificates of such Class are issuable as Bearer Certificates or (c) as either Registered or Bearer Certificates, if the Certificates of such Class are issuable in either form. See, however, “Limitations on Issuance of Bearer Certificates” below for a description of certain restrictions on the issuance of individual Bearer Certificates in exchange for beneficial interests in a Global Security.

        The applicable Prospectus Supplement will set forth any material terms of the depositary arrangement with respect to any Class or Series of Certificates being offered thereby to the extent not set forth above.

DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

        Each Certificate of each Series (or if more than one Class exists, each Class (whether or not each such Class is offered hereby) within such Series) will represent an ownership interest specified for such Series (or Class) of Certificates in a designated, publicly issued, fixed income debt security or asset backed security or a pool of such debt securities or asset backed securities (the “Term Assets”) issued by one or more issuers (the “Term Assets Issuers”), purchased by a Trust with proceeds from, and at the direction of, the Company or purchased by the Company (or an affiliate thereof) in the secondary market and assigned to a Trust as described in the applicable Prospectus Supplement. The Term Assets Issuers will be one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trust, limited liability companies, partnerships or other special purpose entities) organized under the laws of the United States or any state, which are subject to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the Commission. Based on information contained in the offering document pursuant to which any Term Assets Issuer’s securities were originally offered (a “Term Assets Prospectus”), the applicable Prospectus Supplement shall set forth certain information with respect to the public availability of information with respect to any Term Assets Issuer the debt securities of which constitute more than ten percent of the Term Assets for any series of Certificates as of the date of such Prospectus Supplement (“Concentrated Term Assets”). Material terms of the Term Assets will be set forth in the related Prospectus Supplement.

        The following is a general description of the Deposited Assets which the Company is permitted to include in a Trust and does not purport to be a complete description of any such Deposited Asset. This description is qualified in its entirety by reference to the applicable Prospectus Supplement, the Term Assets Prospectus and the Term Assets themselves. Material information regarding the actual Deposited Assets, as of the Cut-off Date (as defined herein), will be provided in the Prospectus Supplement used to offer a Series of Certificates. A maximum of 5% of the aggregate principal balance of the Deposited Assets included with respect to a Series of Certificates as described in this Prospectus and the related Prospectus Supplement as of the relevant Cut-off Date will deviate from the characteristics of the assets as of the date of issuance of such Series.

Term Assets

        General. As specified in the related Prospectus Supplement, each Term Asset will have been issued pursuant to an agreement (each, a “Term Assets Indenture”) between the Term Assets Issuer and the Term Assets

Trustee. Unless otherwise specified, the Term Assets Indenture and the Term Assets Trustee will be qualified under the Trust Indenture Act of 1939 (the “TIA”) and the Term Assets Indenture will contain certain provisions required by the TIA.

        Certain Covenants. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer’s, and in some cases any subsidiary’s, ability to: (i) consolidate, merge, or transfer or lease assets; (ii) incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; (iii) declare or pay any cash dividends, or make any distribution on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any. An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to certain exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

        The Term Assets Indenture related to one or more Term Assets included in a Trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Term Assets are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the Trust or Trustee as a holder of the Term Assets against losses. The Prospectus Supplement used to offer any Series of Certificates will describe material covenants in relation to any Concentrated Term Asset and, as applicable, will describe material covenants which are common to any pool of Term Assets.

        Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement, or condition contained in the securities or the indenture which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; (iii) failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities, and (iv) certain events of insolvency or bankruptcy with respect to the Term Assets Issuer.

        Remedies. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer’s right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder’s right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, will have refused or neglected to comply with such request within a reasonable time.

        Each Term Assets Indenture may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Term Assets Indenture with respect to any Concentrated Term Asset (“Term Asset Events of Default”) and applicable remedies with respect thereto. With respect to any Trust comprised of a pool of securities, the applicable Prospectus Supplement will describe certain common Term

Asset Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Term Assets, against losses. If a Term Asset Event of Default occurs and the Trustee as a holder of the Term Assets is entitled to vote or take such other action to declare the principal amount of a Term Assets and any accrued and unpaid interest thereon to be due and payable, the Certificateholders’ objectives may differ from those of holders of other securities of the same series and class as any Term Asset (“outstanding debt securities”) in determining whether to declare the acceleration of the Term Assets.

        Subordination. As set forth in the applicable Prospectus Supplement, certain of the Term Assets with respect to any Trust may be either senior (“Senior Term Assets”) or subordinated (“Subordinated Term Assets”) in right to payment to other existing or future indebtedness of the Term Assets Issuer. With respect to Subordinated Term Assets, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Term Assets, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust or Trustee as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Term Assets Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the Trust or Trustee as a holder of Senior Term Assets would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Certificates for a description of any subordination provisions with respect to any Concentrated Term Assets and the percentage of Senior Term Assets and Subordinated Term Assets, if any, in a Trust comprised of a pool of securities.

        Secured Obligations. Certain of the Term Assets with respect to any Trust may represent secured obligations of the Term Assets Issuer (“Secured Term Assets”). Generally, unless an event of default will have occurred, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations generally has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

        The Term Assets Indenture with respect to any Secured Term Asset may include, some, or all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Certificates which includes Concentrated Term Assets which are Secured Term Assets, will describe the security provisions of such Term Assets and the related collateral. With respect to any Trust comprised of a pool of securities, a substantial portion of which are Secured Term Assets, the applicable Prospectus Supplement will disclose certain general information with respect to such security provisions and the collateral.

Principal Economic Terms of Term Assets

        The applicable Prospectus Supplement will disclose the name of each Term Assets Issuer with respect to the applicable Series of Certificates. In addition, reference is made to the applicable Prospectus Supplement with respect to each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Term Asset: (i) the title and series of such Term Assets, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the issuer; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Term Assets will bear interest, if any (“Term Assets Rate”); the date or dates from which such interest will accrue (“Term Assets Interest Accrual Periods”); and the dates on which such interest will be payable (“Term Assets Payment Dates”); (vii) the obligation, if any, of the Term Assets Issuer to redeem the outstanding debt securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the Term Assets Issuer; (ix) whether the Term Assets were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Term Assets will be made (the “Term Assets Currency”), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Term Assets; (xii) the rating thereof, if any; and (xiii) any other material terms of such Term Assets.

        With respect to a Trust comprised of a pool of Term Assets, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Term Assets pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Term Assets, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to certain terms set forth above in the preceding paragraph and any other material terms regarding such pool of securities.

Publicly Available Information

        In addition to the foregoing, the applicable Prospectus Supplement will describe, with respect to each Concentrated Term Assets Issuer, the existence and type of certain information that is made publicly available by such Term Assets Issuer regarding such Term Asset or Term Assets and will disclose where and how prospective purchasers of the Certificates may obtain such publicly available information with respect to each such Term Assets Issuer. Such information will typically consist of such Term Assets Issuer’s annual report, which contains financial statements or similar financial information, and can be obtained from the Commission, if so specified in the applicable Prospectus Supplement, or from the office of such Term Assets Issuer identified in the related Prospectus Supplement. However, the precise nature of such publicly available information and where and how it may be obtained with respect to any given Term Assets Issuer will vary, and, as described above, will be set forth in the applicable Prospectus Supplement.

Other Deposited Assets

        In addition to the Term Assets, the Company may also deposit into a given Trust, or the Trustee on behalf of the Certificateholders of a Trust, may enter into an agreement constituting or providing for the purchase of, to the extent described in the related Prospectus Supplement, certain assets related or incidental to one or more of such Term Assets or to some other asset deposited in the Trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, credit swaps, default swaps, floors, caps and collars, cash and assets ancillary or incidental to the foregoing or to the Term Assets (including assets obtained through foreclosure or in settlement of claims with respect thereto) (all such assets for any given Series, together with the related Term Assets, the “Deposited Assets”). The applicable Prospectus Supplement will to the extent appropriate contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Term Assets.

        The Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust and the Certificates of each Class of a given Series possess an equal and ratable interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

        As specified in the applicable Prospectus Supplement for a given Series of Certificates, the Trust for any Series of Certificates may include, or the Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Certificates contains, or the Certificateholders of such Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element. In addition, the applicable Prospectus Supplement will include (or incorporate by reference, as applicable) audited financial statements for any obligor providing Credit Support for 20% or more of the cashflow of the relevant Series and information required by Item 301 of Regulation S-K for any obligor providing Credit Support for between 10 and 20% of the cashflow of such Series.

        Subordination. As discussed below under “—Collections”, the rights of the Certificateholders of any given Class within a Series of Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Certificateholders of such Series (or Classes within such Series) may be subordinated to the rights of the Certificateholders of one or more other Classes of such Series to the extent described in the related Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Certificateholders of those other Classes. For example, its losses are realized during a given period on the Deposited Assets relating to a Series of Certificates such that the collections received thereon are insufficient to make all distributions on the Certificates of such Series, those realized losses would be allocated to the Certificateholder of any Class of such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under “-Reserve Accounts” and in the related Prospectus Supplement.

        If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Certificates may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Certificateholders of such Class or as otherwise specified in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Certificates of such Series.

        Letter of Credit; Surety Bond. The Certificateholders of any Series (or Class or group of Classes of Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a “Letter of Credit”) issued by a bank (a “Letter of Credit Bank”) or a surety bond or bonds (a “Surety Bond”) issued by a surety company (a “Surety”). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will describe the manner, priority and source of funds by which any such draws are to be repaid.

        In the event that the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost.

There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

        Reserve Accounts. If so provided in the related Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a “Reserve Account”) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of Certificates, in the manner and priority specified in the applicable Prospectus Supplement Amounts may be distributed to Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the related Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Company or such other person named in the related Prospectus Supplement.

        Other Credit Support. If so provided in the related Prospectus Supplement, the Trust may include, or the Certificateholders of any Series (or any Class or group of Classes within such Series) may have the benefit of, one or more interest rate, currency, securities, commodity or credit swaps, caps, floors, collars or options. The Prospectus Supplement will identify the counterparty to any such instrument and will provide a description of the material terms thereof.

Collections

        The Trust Agreement will establish procedures by which the Trustee or such other person specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated account maintained or controlled by the applicable Trustee for the benefit of such Series (each a “Certificate Account”). An Administration Agent, if any is appointed pursuant to the applicable Prospectus Supplement, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as any administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the related Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Certificateholders for a particular Series or Class of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Loss will be allocated among the Classes of any Series of Certificates, if applicable.

        The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus

Supplement may specify that the relative distribution priority assigned to each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such Class for payments of other amounts, such as interest or premium.

DESCRIPTION OF TRUST AGREEMENT

General

        The following summary of material provisions of the Trust Agreement and the Certificates does not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. The applicable Prospectus Supplement for a Series of Certificates will describe any applicable material provision of the Trust Agreement or the Certificates that is not described herein. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

        At the time of issuance of any Series of Certificates, the Company will cause the Term Assets to be included in the related Trust, and any other Deposited Asset specified in the Prospectus Supplement, to be assigned to the related Trustee, together with all principal, premium (if any) and interest received by or on behalf of the Company on or with respect to such Deposited Assets after the cut-off date specified in the Prospectus Supplement (the “Cut-off Date”), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. If specified in the Prospectus Supplement, the Trustee will, concurrently with such assignment, deliver the Certificates to the Company in exchange for certain assets to be deposited in the Trust. Each Deposited Asset will be identified in a schedule appearing as an exhibit to the Trust Agreement. Such schedule will include certain statistical information with respect to each Term Asset and each other Deposited Asset as of the Cut-off Date, and in the event any Term Asset represents ten percent or more of the total Term Assets with respect to any Series of Certificates, such schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or term thereof, the rating, if any, thereof and certain other information with respect thereto.

        In addition, the Company will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will review such documents upon receipt thereof or within such period as is permitted in the Prospectus Supplement, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders.

        With respect to certain types of Deposited Assets specified in the applicable Prospectus Supplement only if and to the extent provided therein, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will immediately notify the Administrative Agent, if any, and the Company, and the Administrative Agent, if any, and otherwise the Trustee will immediately notify the relevant person who sold the applicable Deposited Asset to the Company (a “Deposited Asset Provider”). To the extent specified in the applicable Prospectus Supplement, if the Deposited Asset Provider cannot cure such omission or defect within 60 days after receipt of such notice, the Deposited Asset Provider will be obligated, within 90 days of receipt of such notice, to repurchase the related Deposited Asset from the Trust at the Purchase Price (as defined herein) or provide a substitute for such Deposited Asset. There can be no assurance that a Deposited Asset Provider will fulfill this repurchase or substitution obligation. Although the Administrative Agent, if any, or otherwise an Administrator, on behalf of the Trustee is obligated to use its best efforts to enforce such obligation, neither such Administrative Agent nor the Company will be obligated to repurchase or substitute for such Deposited Asset if the Deposited Asset Provider defaults on its obligation. When applicable, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, or failure to provide, a constituent document, and the Trust and the Certificateholders will not have any continuing direct or indirect liability under the Trust Agreement as sellers of the assets of the Trust in enforcing such obligation.

        Each of the Company and the Administrative Agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Company or any such Administrative Agent, as the case may be, which materially and adversely affects the interests of the Certificateholders, the Company or any such Administrative Agent, respectively, will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

        General. With respect to any Series of Certificates, the Trustee or such other person specified in the Prospectus Supplement, directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support (collectively, the “Credit Support Instruments”) and provided that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it will not be required to expend or risk its own funds or otherwise incur personal financial liability.

        Sub-Administration. Any Trustee or Administrative Agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a “Sub-Administrative Agent), but the Trustee or Administrative Agent will remain obligated with respect to such obligations under the Trust Agreement. Each Sub-Administrative Agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Sub-Administration Agreement (as defined herein).

        The agreement between any Administrative Agent or Trustee and a Sub-Administrative Agent (a “Sub-Administration Agreement”) will be consistent with the terms of the Trust Agreement and such assignment to the Sub-Administrator by itself will not result in a withdrawal or downgrading of the rating of any Class of Certificates issued pursuant to the Trust Agreement. With respect to any Sub-Administrative Agreement between an Administrative Agent and a Sub-Administrative Agent, although each such Sub-Administration Agreement will be a contract solely between such Administrative Agent and the Sub-Administrative Agent, the Trust Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason such Administrative Agent for such Series of Certificates is no longer acting in such capacity, the Trustee or any successor Administrative Agent must recognize the Sub-Administrative Agent’s rights and obligations under such Sub-Administration Agreement.

        The Administrative Agent or Trustee, as applicable, will be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the compensation of the Administrative Agent or Trustee, as applicable, pursuant to the Trust Agreement with respect to the particular Series of Certificates is sufficient to pay such fees. However, a Sub-Administrative Agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related Prospectus Supplement. Each Sub-Administrative Agent will be reimbursed by the Administrative Agent, if any, or otherwise the Trustee for certain expenditures which it makes, generally to the same extent the Administrative Agent or Trustee, as applicable, would be reimbursed under the terms of the Trust Agreement relating to such Series. See “—Retained Interest; Administrative Agent Compensation and Payment of Expenses”.

        The Administrative Agent or Trustee, as applicable, may require any Sub-Administrative Agent to agree to indemnify the Administrative Agent or Trustee, as applicable, for any liability or obligation sustained by the Administrative Agent or Trustee, as applicable, in connection with any act or failure to act by the Sub-Administrative Agent.

        Realization upon Defaulted Deposited Assets. As administrator with respect to the Deposited Assets, the Trustee (or an Administrator on its behalf), on behalf of the Certificateholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee or Administrative Agent under any Credit Support Instrument are to be deposited in the Certificate Account for the related Trust, subject to withdrawal as described above.

        If recovery on a defaulted Deposited Asset under any related Credit Support Instrument is not available, the Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset, provided that it will not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Administrative Agent and the Trustee, as applicable, in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable Prospectus Supplement, the Administrative Agent or Trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest; Administrative Agent Compensation and Paymentof Expenses

        The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the Trust Agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Certificate Account or become a part of the related Trust. Unless otherwise provided in the applicable Prospectus Supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Certificateholders on a pari passu basis.

        The applicable Prospectus Supplement will specify the Administrative Agent’s, if any, and the Trustee’s compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

        If and to the extent specified in the applicable Prospectus Supplement, in addition to amounts payable to any Sub-Administrative Agent, the Administrative Agent, if any, and otherwise the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement.

Advances in Respect of Delinquencies

        The Administrative Agent, if any, specified in the applicable Prospectus Supplement will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Certificateholders of the related Series of Certificates. However, to the extent provided in the applicable Prospectus Supplement, any such Administrative Agent will advance on or before each Distribution Date its own funds or funds held in the Certificate Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period and were delinquent on the related Determination Date, subject to (i) any such Administrative Agent’s good faith determination that such advances will be reimbursable from Related Proceeds (as defined herein) and (ii) such other conditions as may be specified in the Prospectus Supplement.

        Advances, if any, are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of an Administrative Agent’s funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, “Related Proceeds”); provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account for such Series to the extent that such Administrative Agent will determine, in its sole judgment, that such advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds. If advances have been made by such Administrative Agent from excess funds in the Certificate Account for any Series, such Administrative Agent will replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations, if any, of an Administrative Agent to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

Certain Matters Regarding the Administrative Agent and the Company

        An Administrative Agent, if any, for each Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Company, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the Trustee, the Company, their affiliates or the Deposited Asset Provider.

        The Trust Agreement will provide that an Administrative Agent may resign from its obligations and duties under the Trust Agreement with respect to any Series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent’s obligations and duties under the Trust Agreement with respect to such Series.

        The Trust Agreement will further provide that neither such an Administrative Agent, the Company nor any director, officer, employee, or agent of the Administrative Agent or the Company will incur any liability to the related Trust or Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Administrative Agent, the Company nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement may further provide that, unless otherwise provided in the applicable series supplement thereto, such an Administrative Agent, the Company and any director, officer, employee or agent of the Administrative Agent or the Company will be entitled to the indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that neither such an Administrative Agent nor the Company will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in its opinion may involve it in any expense or liability. Each of such Administrative Agent or the Company may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

        Any person into which an Administrative Agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an Administrative Agent is a part, or any person succeeding to the business of an Administrative Agent, will be the successor of the Administrative Agent under the Trust Agreement with respect to the Certificates of any given Series.

Administrative Agent Termination Events; Rights UponAdministrative Agent Termination Event

        “Administrative Agent Termination Events” under the Trust Agreement with respect to any given Series of Certificates will consist of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights (as defined herein); (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement with respect to such Series which continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations. Any additional Administrative Agent Termination Events with respect to any given Series of Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related series supplement to the Trust Agreement will specify as to each matter requiring the vote of holders of Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage (as defined herein) applicable to each such matter is calculated. “Required Percentage” means, with respect to any matter requiring a vote of holders of Certificates of a given Series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of Certificates of a designated Class or group of Classes within such Series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable Prospectus Supplement and the related series supplement to the Trust Agreement. “Voting Rights” evidenced by any Certificate will be the portion of the voting rights of all the Certificates in the related Series allocated in the manner described in the Prospectus Supplement.

        So long as an Administrative Agent Termination Event under the Trust Agreement with respect to a given Series of Certificates remains unremedied, the Company or the Trustee may, and at the direction of holders of such Certificates evidencing not less than the “Required Percentage—Administrative Agent Termination” of the Voting Rights, the Trustee will, terminate all the rights and obligations of such Administrative Agent under the Trust Agreement relating to the applicable Trust and in and to the related Deposited Assets (other than any Retained Interest of such Administrative Agent), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of such Administrative Agent under the Trust Agreement with respect to such Series (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may, or, at the written request of the holders of such Certificates evidencing not less than the “Required Percentage—Termination” of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such Administrative Agent under the Trust Agreement with respect to such Series. Pending such appointment, the Trustee is obligated to act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated). The Trustee and any such successor may agree upon the compensation to be paid to such successor, which in no event may be greater than the compensation payable to such Administrative Agent under the Trust Agreement with respect to such Series.

Remedies of Certificateholders

        Any Certificateholder may institute any proceeding with respect to the applicable Trust Agreement subject to the following conditions: (i) such holder previously has given to the Trustee written notice of breach; (ii) the holders of Certificates evidencing not less than the “Required Percentage—Remedies” of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity; and (iii) the Trustee for fifteen days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Modification and Waiver

        The Trust Agreement for each Series of Certificates may be amended by the Company and the Trustee with respect to such Series, without notice to or consent of the Certificateholders, for certain purposes including (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided that if any such addition affects any series or class of Certificateholders differently than any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Company, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement, so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof, or (vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, the Trust Agreement may also be modified or amended from time to time by the Company, and the Trustee, with the consent of the holders of Certificates evidencing not less than the “Required Percentage—Amendment” of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the “Required Percentage—Amendment” specified in the related series supplement to the Trust Agreement shall include an additional specified percentage of the Certificates of such Series or Class.

        No such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

        Holders of Certificates evidencing not less than the “Required Percentage—Waiver” of the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Company, the Trustee or the Administrative Agent, if any, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby.

Reports to Certificateholders; Notices

        Reports to Certificateholders. With each distribution to Certificateholders of any Class of Certificates of a given Series, the Administrative Agent or the Trustee, if provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such Certificateholder, to the Company and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

        (i)      the amount of such distribution to Certificateholders of such Class allocable to principal of or interest or premium, if any, on the Certificates of such Class; and the amount of aggregate unpaid interest as of such Distribution Date;

        (ii)      in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

        (iii)      the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns;

        (iv)      if the Prospectus Supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

        (v)      the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

        (vi)      the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Certificates (including any Class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise;

        (vii)      as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount of coverage of each element of Credit Support included therein as of the close of business on such Distribution Date.

        In the case of information furnished pursuant to subclauses (i) and (iii) above, the amounts will be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Administrative Agent, if any, or the Trustee will furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclauses (i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Administrative Agent or the Trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Administrative Agent or the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect.

        Notices. Any notice required to be given to a holder of a Registered Certificate will be mailed to the address of such holder set forth in the applicable Certificate Register. Any notice required to be given to a holder of a Bearer Certificate will be published in a newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Certificate.

Evidence as to Compliance

        If specified in the applicable Prospectus Supplement, the Trust Agreement will provide that a firm of independent public accountants will furnish an annual statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date will not be more than one year after the related Original Issue Date), which report should enable the recipients to determine whether such administration was conducted in compliance with the terms of the Trust Agreement. Such report will identify any exceptions found during the examination.

        If so specified in the applicable Prospectus Supplement, the Trust Agreement will also provide for delivery to the Company, the Administrative Agent, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates.

        Copies of the annual accountants’ statement, if any, and the statement of officers of the Trustee may be obtained by Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the related Prospectus Supplement.

Replacement Certificates

        If a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York (in the case of Registered Securities) or at the principal London office of the applicable Trustee (in the case of Bearer Certificates), or such other location as may be specified in the applicable Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued.

Termination

        The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account or by an Administrative Agent, if any, and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will any trust created by the Trust Agreement continue beyond the respective date specified in the related Prospectus Supplement. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under “—Reports to Certificateholders; Notices—Notices”, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

        Any such purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a Series of Certificates shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein, which price will not be less than the outstanding principal balance of the Certificates plus accrued interest, if any, thereon (such price, a “Purchase Price”). The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such Series at the time of purchase being not more than 10% of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that Series, or such smaller percentage as will be specified in the related Prospectus Supplement. The Trust and the Certificateholders will have no continuing direct or indirect liability under the Trust Agreement as sellers of the assets of the Trust in effecting such termination.

Duties of the Trustee

        The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by or on behalf of any Administrative Agent of any funds paid to such Administrative Agent or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate Account or any other account by or on behalf of such Administrative Agent. The Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

The Trustee

        The Trustee for any given Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee, will be unaffiliated with, but may have normal banking relationships with, the Company, any Administrative Agent and their respective affiliates.

LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

        In compliance with United States federal income tax laws and regulations, the Company and any underwriter, agent or dealer participating in the offering of any Bearer Certificate will agree that, in connection with the original issuance of such Bearer Certificate and during the period ending 40 days after the issue date of such Bearer Certificate, they will not offer, sell or deliver such Bearer Certificate, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

        Bearer Certificates will bear a legend to the following effect: “Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 1650(j) and 1287(a) of the Internal Revenue Code”. The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Certificates.

        As used herein, “United States” means the United States of America and its possessions, and “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

        Pending the availability of a definitive Global Security or individual Bearer Certificates, as the case may be, Securities that are issuable as Bearer Certificates may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking (“Clearstream”) for credit to the accounts designated by or on behalf of the purchases thereof. Following the availability of a definitive Global Security in bearer form, without coupons attached, or individual Bearer Certificates and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Certificates, respectively, only upon receipt of a Certificate of Non-U.S. Beneficial Ownership. A “Certificate of Non-U.S. Beneficial Ownership” is a certificate to the effect that a beneficial interest in a temporary Global Security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No Bearer Certificate will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be distributed to each of Euroclear and Clearstream with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

CURRENCY RISKS

Exchange Rates and Exchange Controls

        An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would result in a decrease in the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

        Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. At present, the Company has identified the following currencies in which distributions of principal, premium and interest on Certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under “Description of Certificates—General” or as otherwise specified in the applicable Prospectus Supplement.

        IT IS STRONGLY RECOMMENDED THAT PROSPECTIVE PURCHASERS CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

        The information set forth in this Prospectus is directed to prospective purchasers of Certificates who are United States residents. The applicable Prospectus Supplement for certain issuances of Certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such Certificates.

        Any Prospectus Supplement relating to Certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

Payment Currency

        Except as set forth below, if distributions in respect of a Certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Prospectus Supplement.

        If distribution in respect of a Certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such Certificate will be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars will be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

        The equivalent of the ECU in U.S. dollars as of any date (the “Day of Valuation”) will be determined for the Certificates of any Series and Class by the applicable Trustee on the following basis. The component currencies of the ECU for this purpose (the “Components”) will be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars will be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components will be determined by such Trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Prospectus Supplement.

        If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component will be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components will be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component will be replaced by amounts of such two or more currencies, each of which will be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

        All determinations referred to above made by the applicable Trustee will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the related Certificateholders of such Series.

Foreign Currency Judgments

        Unless otherwise specified in the applicable Prospectus Supplement, the Certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of material United States federal income tax consequences of the ownership of the Certificates as of the date hereof. (Certain minor and incidental consequences are discussed as well.) It is based on the advice of Orrick, Herrington & Sutcliffe LLP, Special Tax Counsel (“Special Tax Counsel”), which has delivered an opinion to the Company that the discussion below, to the extent it constitutes matters of law or legal conclusions thereto, is true and correct in all material respects.

        Special Tax Counsel has also delivered an opinion that the Trust will not be characterized as an association taxable as a corporation (or publicly traded partnership treated as an association) for federal income tax purposes. Special Tax Counsel has not delivered (and unless otherwise indicated in the Prospectus Supplement does not intend to deliver) any other opinions regarding the Trust or the Certificates. Prospective investors should be aware that no rulings have been sought from the Internal Revenue Service (the “IRS”), and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with Special Tax Counsel’s opinions. If, contrary to Special Tax Counsel’s opinion, the Trust is characterized or treated as a corporation for federal income tax consequences, among other consequences, the Trust would be subject to federal income tax (and similar state income or franchise taxes) on its income and distributions to Certificateholders would be impaired. In light of Special Tax Counsel’s opinion, however, the balance of this discussion assumes that the Trust will not be characterized or treated as a corporation.

        This summary is based on the Internal Revenue Code of 1986 (the “Code”) as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary is intended as an explanatory discussion of the consequences of holding the Certificates generally and does not purport to furnish information in the level of detail or with the investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, it is strongly recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situations.

        Except with respect to certain withholding tax matters discussed below under “Withholding Taxes”, the discussion is limited to consequences to U.S. Persons. For purposes of this discussion, a U.S. Person is: (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) an estate or trust that is a United States Person within the meaning of Section 7701(a)(30) of the Code.

        For the purposes of this discussion, the Company and Special Tax Counsel have assumed, without inquiry, that the Term Assets will be characterized as indebtedness for federal income tax purposes. The Prospectus Supplement may contain additional information about the federal income tax characterization of the Term Assets.

Tax Status of the Trust

        The Trustee intends for tax reporting purposes to treat the Trust as a grantor trust. Prospective investors should be aware, however, that certain of the terms of Certificates (for example, the allocation of the proceeds of a disposition of the Term Assets) may be viewed by the IRS as inconsistent with the grantor trust rules and, accordingly, unless otherwise indicated in the Prospectus Supplement, Special Tax Counsel is not able to deliver an opinion that the Trust will be treated as a grantor trust. Nonetheless, because treating the Trust as a grantor trust is the more appropriate approach for tax reporting purposes, the Trustee currently intends to treat the trust as a grantor trust and, except as specifically indicated otherwise under “Possible Recharacterization of the Trust as a Partnership” below, the balance of this discussion assumes that the Trust will be so classified. (The Trust Agreement prohibits the Trust from electing to be taxed as a corporation.)

        Each Certificateholder will be treated, for federal income tax purposes, as a holder of an equity interest in the Trust and, accordingly, (i) as if it had purchased its pro rata interest of the Trust’s underlying assets and (ii) as if it were the obligor on its pro rata portion of the Trust’s obligations. Thus, for example, if the Certificates are subject to early redemption on account of the Trust being the obligor under any call options (“Call Warrants”), each Certificateholder will be treated as if it had sold Call Warrants with respect to the Term Assets in an amount representing its pro rata interest in the Trust. Further, if the income of the Trust is used (directly or indirectly) to pay expenses of the Trust, the holders will be treated as if each had first earned its pro rata share of that income and then paid its share of the expense. Prospective investors should be aware that expenses of the Trust may be subject to limitations on deductibility, which may depend on each particular investor’s circumstances, but would include, in the case of an individual (or entity treated as an individual) section 67 of the Code that allows miscellaneous itemized deductions only to the extent that in the aggregate they exceed 2 percent of adjusted gross income.

        The Trust has identified the Term Assets and any Call Warrants as part of an integrated transaction within the meaning of Treasury Regulation § 1.1275-6. Among other consequences of such identification is the treatment generally of each Certificate as a synthetic debt instrument issued on the date it is acquired by the holder thereof. Similar treatment will also generally apply to Certificates representing “stripped coupons” and/or “stripped bonds,” which generally will be the case when Certificates are issued in multiple classes and the different classes represent the ownership of differing percentage ownership interests of the right to interest and principal on the Term Assets. It is also possible that each Certificate will be treated as an actual debt instrument issued on the Closing Date. In that case, the Certificates would be taxed like conventional debt instruments and the discussion under “Income of Certificateholders” would not apply. If a Series of Certificates has more than one Class and some but not all classes are treated as actual debt instruments issued on the Closing Date, income on the Classes not so treated may be treated as unrelated business taxable income (and thus subject to tax) in the hands of pension plans, individual retirement accounts and other tax-exempt investors.

Income of Certificateholders

        Original Issue Discount. Each Certificateholder will be subject to the original issue discount (“OID”) rules of the Code and Treasury Regulations with respect to such Certificates. Under those rules, the Certificateholder (whether on the cash or accrual method of accounting) will be required to include in income the OID on the Certificates as it accrues on a daily basis, on a constant yield method regardless of when cash payments are received. The amount of OID on a Certificate generally will be equal to the excess of all amounts payable on the Certificate over the amount paid to acquire the Certificate and the constant yield used in accruing OID generally will be the yield to maturity of a Certificate as determined by each holder based on that holder’s purchase price for the Certificate. It is unclear whether the holder of a Certificate should, in calculating OID, assume that the Term Assets will, or will not, be called pursuant to any Call Warrant. Further, it is not clear how actual and expected future prepayments or losses on the Term Assets are to be taken into account.

        The Trustee intends for information reporting purposes to account for OID, if any, reportable by Certificateholders by reference to the price paid for a Certificate by an initial purchaser at an assumed issue price, although the amount of OID will differ for other purchasers. Such purchasers should consult their tax advisers regarding the proper calculation of OID.

        The amount of OID that is reported in income in any particular year will not necessarily bear any relationship to the amount of distributions, if any, paid to a holder in that year.

        Purchase and Sale of a Certificate. A Certificateholder’s tax basis in a Certificate generally will equal the cost of the Certificates increased by any amounts includible in income as OID, and reduced by any payments made on the Certificates. If a Certificate is sold or redeemed, capital gain or loss will be recognized equal to the difference between the proceeds of sale and the Certificateholder’s adjusted basis in the Certificates.

Possible Recharacterization of the Trust as a Partnership

        As indicated above, it is possible that the IRS will seek to recharacterize the Trust as a partnership. If the IRS were to successfully recharacterize the Trust as a partnership, the Trust would not be subject to federal income tax. Under Treasury Regulation 1.761-2, certain partnerships may “elect out” of subchapter K of the Code (partnership tax accounting). Although subject to uncertainty, the Trust is likely to be eligible for this election. Assuming that it is so eligible, each Certificateholder will be required to report its respective share of the items of income, deductions, and credits of the organization on their respective returns (making such elections as to individual items as may be appropriate) in a manner consistent with the exclusion of the Trust from partnership tax accounting. Such reporting should be substantially similar to the income tax reporting that would be required under the grantor trust rules. In mutual consideration for each Holder’s purchase of a Certificate, each such Holder is deemed to consent to the Trust’s making of a protective election out of subchapter K of the Code.

        If the election to be excluded from the partnership tax accounting provisions of the Code is not effective, among other consequences, (i) the Trust would be required to account for its income and deductions at the Trust level (not necessarily taking into account any particular holder’s circumstances, including any difference between the holder’s basis in its Certificates and the Trust’s basis in its assets) and to utilize a taxable year for reporting purposes and (ii) each Holder would be required to separately take into account such Holder’s distributive share of income and deductions of the Trust. A Holder would take into account its distributive share of Trust income and deductions for each taxable year of the Trust in the Holder’s taxable year which ends with or within the Trust’s taxable year. A Holder’s share of the income of the Trust computed at the Trust level would not necessarily be the same if computed under the OID rule described above under “Income of Certificateholders” and, in particular, may not take account of any difference in the yield on the Certificate to the Holder based on the Certificateholder’s purchase price and the yield on the Term Assets determined at the Trust level.

Withholding Taxes

        Payments made on a Certificate to a person that is not a U.S. Person and has no connection with the United States other than holding its certificates generally will be made free of United States federal withholding tax, provided that (i) the holder is not related (directly or indirectly) to the obligor, guarantor, if any, or sponsor of the Term Assets, the Company, the holder of any other class of Certificates (if such Series provides for multiple classes of Certificates), the holder of any Call Warrant or the counterparty on any notion principal contract or other derivative contract of which the Trust is a party and (ii) the holder complies with certain identification and certification requirements imposed by the IRS.

State and Other Tax Consequences

        In addition to the federal income tax consequences described above, potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of the Certificates. State, local and foreign tax law may differ substantially from federal tax law, and this discussion does not purport to describe any aspect of the tax law of a state or other jurisdiction (including whether the Trust, if treated as a partnership for federal income tax purposes, would be treated as a partnership under any state or local jurisdiction).

Therefore, it is strongly recommended that prospective purchasers consult their own tax advisers with respect to such matters.

PLAN OF DISTRIBUTION

        Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed, any restrictions on the sale and delivery of Certificates in bearer form and the place and time of delivery of the Certificates to be offered thereby.

        If underwriters are used in the sale, Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Salomon Smith Barney Inc., an affiliate of the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Certificates may also be sold through agents designated by the Company from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

        If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

        Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

         Salomon Smith Barney Inc. is an affiliate of the Company and is an indirect wholly owned subsidiary of Salomon Smith Barney Holdings Inc., the indirect parent corporation of the Company. Salomon Smith Barney Inc.'s participation in the offer and sale of Certificates complies with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

        As to each Series of Certificates, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Company or sold at any time to one or more purchasers.

        Affiliates of the Underwriters may act as agents or underwriters in connection with the sale of the Certificates. Any affiliate of the Underwriters so acting will be named, and its affiliation with the Underwriters described, in the related Prospectus Supplement. Also, affiliates of the Underwriters may act as principals or agents in connection with market-making transactions relating to the Certificates. A Prospectus Supplement will be prepared with respect to the Certificates for use by such affiliates in connection with offers and sales related to market-making transactions in the Certificates.

LEGAL OPINIONS

        Certain legal matters (including federal income tax matters) with respect to the Certificates will be passed upon for the Company and the Underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York or other counsel identified in the applicable Prospectus Supplement.

INDEX OF TERMS

Administration Fee.....................................8
Administrative Agent...................................1
Base Rate.............................................13
Bearer Certificates....................................1
Business Day..........................................12
Calculation Agent.....................................14
Calculation Date......................................15
Call Warrants.........................................38
CD Rate...............................................15
CD Rate Determination Date............................15
CD Reference Rate Certificate.........................13
Cede...................................................3
CEDEL.................................................35
Certificate............................................9
Certificate Account...................................26
Certificate of Non-U.S. Beneficial Ownership..........35
Certificate Principal Balance.........................18
Certificateholders.....................................1
Certificates...........................................1
Class..................................................1
Code..................................................38
Commercial Paper Rate.................................15
Commercial Paper Rate Determination Date..............15
Commercial Paper Reference Rate Certificate...........15
Commission.............................................2
Company................................................1
Components............................................37
Composite Quotations..................................13
Concentrated Term Assets..............................22
Coupons...............................................10
Credit Support.........................................1
Credit Support Instruments............................28
Cut-off Date..........................................27
Day of Valuation......................................37
Definitive Certificate................................20
Depositary............................................20
Deposited Asset Provider..............................28
Deposited Assets.......................................1
Determination Date....................................11
Distribution Date......................................2
ECU....................................................1
Euroclear.............................................35
Exchange Act...........................................2
Exchange Rate Agent...................................11
Exchangeable Series...................................18
Federal Funds Rate....................................16
Federal Funds Rate Determination Date.................16
Federal Funds Reference Rate Certificate..............13
Fixed Pass-Through Rate...............................10
Fixed Rate Certificates...............................13
Floating Rate Certificates............................13
Global Security........................................1
H.15(519).............................................13

IRS................................................4, 38
Letter of Credit......................................26
Letter of Credit Bank.................................26
LIBOR.................................................16
LIBOR Determination Date..............................16
LIBOR Reference Rate Certificate......................13
London Banking Day....................................12
Market Exchange Rate..................................11
Maximum Pass-Through Rate.............................13
Minimum Pass-Through Rate.............................13
Money Market Yield....................................15
Nonrecoverable Advance................................30
Notional Amount.......................................12
Offering Agent.........................................3
Option to Elect Exchange..............................19
Optional Exchange Date................................18
Original Issue Date...................................10
outstanding debt securities...........................23
Pass-Through Rate.....................................10
Prospectus Supplement..................................1
Purchase Price........................................34
Rating Agency..........................................4
Realized Losses.......................................18
Registered Certificates................................1
Registration Statement.................................2
Related Proceeds......................................30
Required Percentage...................................31
Required Percentage--Administrative Agent Termination..31
Required Percentage--Remedies..........................32
Required Percentage--Waiver............................32
Reserve Account.......................................26
Retained Interest......................................8
Reuters Screen LIBO Page..............................16
Secured Term Assets...................................23
Securities Act.........................................1
Senior Term Assets....................................23
Series.................................................1
Special Tax Counsel...................................37
Specified Currency.....................................2
Specified Interest Currency............................2
Specified Premium Currency.............................2
Specified Principal Currency...........................2
Spread................................................13
Spread Multiplier.....................................13
Statistical Release H.15(519), Selected
       Interest Rates.................................13
Strip Certificates....................................10
Stripped Interest.....................................12
Sub-Administration Agreement..........................28
Sub-Administrative Agent..............................28
Subordinated Term Assets..............................23
Surety................................................26
Surety Bond...........................................26
Term Asset Events of Default..........................23
Term Assets............................................1
Term Assets Currency..................................24
Term Assets Indenture.................................22
Term Assets Interest Accrual Periods..................24
Term Assets Issuers...................................21
Term Assets Offering Document.........................21

Term Assets Payment Dates.............................24
Term Assets Rate......................................24
TIA...................................................22
Treasury bills........................................17
Treasury Rate.........................................17
Treasury Rate Determination Date......................17
Treasury Reference Rate Certificate...................13
Trust..................................................1
Trust Agreement........................................1
Trustee................................................1
Trustee's Fee..........................................8
U.S. Person...........................................35
United States.........................................35
Variable Pass-Through Rate............................10
Voting Rights.........................................31

CASTSM Step-Up Trust For Dow Chemical Notes

$25,000,000 Monthly-Pay Step-Up Class A Certificates
(principal amount $1,000 per Class A Certificate)

Prospectus Supplement

Dated April 11, 2003

Citigroup